Exhibit 4.1

Execution Version

COTY INC., as the Company,

HFC PRESTIGE PRODUCTS, INC. and HFC PRESTIGE INTERNATIONAL U.S. LLC, as Co-Issuers

AND

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

€500,000,000 4.500% SENIOR SECURED NOTES DUE 2027

INDENTURE

Dated as of May 30, 2024

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Trustee, Registrar and Collateral Agent

AND

DEUTSCHE BANK AG, LONDON BRANCH

As Paying Agent

i

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of May 30, 2024 among Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), as issuer, HFC Prestige Products, Inc., a corporation duly organized and existing under the laws of the State of Connecticut, and HFC Prestige International U.S. LLC, a limited liability company duly formed and existing under the laws of the State of Delaware, as co-issuers (the “Co-Issuers,” and collectively with the Company, the “Issuers”), the Guarantors (as defined herein) from time to time party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee, Registrar and Collateral Agent (each as defined herein) and Deutsche Bank AG, London Branch, as Paying Agent (as defined herein).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (a) the €500,000,000 aggregate principal amount of the Issuers’ 4.500% Senior Secured Notes due 2027 (the “Initial Notes”) and (b) any Additional Notes (as defined herein) that may be issued after the date hereof (together with the Initial Notes, the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. For purposes of this Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with the Company and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“3.875% Existing Secured Notes” means the 3.875% Senior Secured Notes due 2026 issued by the Company and outstanding on the Issue Date.

“4.750% Existing Secured Notes” means the 4.750% Senior Secured Notes due 2029 issued by the Issuers and outstanding on the Issue Date.

“5.000% Existing Secured Notes” means the 5.000% Senior Secured Notes due 2026 issued by the Company and outstanding on the Issue Date.

“5.750% Existing Secured Notes” means the 5.750% Senior Secured Notes due 2028 issued by the Issuers and outstanding on the Issue Date.

“6.625% Existing Secured Notes” means the 6.625% Senior Secured Notes due 2030 issued by the Issuers and outstanding on the Issue Date.

“144A Global Note” means a Global Note substantially in the form of Exhibit A, hereto bearing the applicable Global Note Legend and the Restricted Notes Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture after the Issue Date in accordance with Section 2.01 hereof, as part of the same series as the Initial Notes.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted EBITDA” means, for any period, the total of the following calculated without duplication for such period:

(1) the Consolidated EBITDA of the Company and its Restricted Subsidiaries; plus

(2) the pro forma Consolidated EBITDA (as adjusted by any increases pursuant to clauses (3) and (4) below) and cash distributions of any Person (or, as applicable, the Consolidated EBITDA and such cash distributions of any such Person attributable to the assets acquired from such Person), for any portion of the Measurement Period occurring prior to the date of the acquisition of such Person (or the related assets, as the case may be); plus

(3) extraordinary, unusual or non-recurring items; plus

(4) restructuring charges and related charges, accruals or reserves; costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, operating improvements, business optimization, synergies and similar initiatives, including costs related to the opening, closure and/or consolidation of offices and facilities and the termination of distributor and joint venture arrangements (including the termination or discontinuance of activities constituting a business), retention charges, contract termination costs, recruiting and signing bonuses and expenses, systems establishment costs, severance expenses and any cost associated with any modification to any pension and post-retirement employee benefit plan, software and other systems development, establishment and implementation costs, costs relating to entry into a new market, project startup costs, costs relating to any strategic initiative or new operations or conversion costs and any business development, consulting fees or legal fees or costs relating to the foregoing; plus

(5) (i) all fees, commissions, costs and expenses incurred or paid by the Company and its Subsidiaries and (ii) transaction separation and integrations costs, in each case in connection with the Original Transactions, the Transactions and any acquisition; plus

(6) pro forma cost savings, operating expense reductions and synergies related to, and net of the amount of actual benefits realized during such Measurement Period from, Specified Transactions, restructurings and cost savings initiatives or other similar initiatives that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken, committed to be taken or are expected to be taken (in the good faith determination of the Company), in each case within twenty-four (24) months after such Specified Transaction, restructuring, cost savings initiative or other initiative; plus

(7) pro forma cost savings, operating expense reductions and synergies related to, and net of the amount of actual benefits realized during such Measurement Period from, the Original Transactions that are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized, and to result from actions that have been taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company); provided that such pro forma cost savings, operating expense reductions and synergies shall not exceed, for (x) the Measurement Periods ending on or prior to June 30, 2019, $375,000,000, (y) the Measurement Periods ending September 30, 2019, December 31, 2019, March 31, 2020 and June 30, 2020, $150,000,000 and (z) for each Measurement Period thereafter, zero; plus

(8) the amount of any charge, cost or expense in connection with a single or one-time event, including, without limitation, in connection with (x) any acquisition or other investment consummated before or after the Issue Date and (y) the consolidation, closing or reconfiguration of any facility during such Measurement Period; minus

(9) the Consolidated EBITDA of any Restricted Subsidiary (a “Prior Company”), all of whose Equity Interests, or all or substantially all of whose assets have been disposed of, in a transaction permitted by this Indenture and, as applicable but without duplication, the Consolidated EBITDA of the Company and each of its Restricted Subsidiaries attributable to all assets (“Prior Assets”) comprising a division or branch of the Company or a Restricted Subsidiary disposed of in a transaction permitted by this Indenture which would not make the seller a Prior Company, in each case for any portion of such Measurement Period occurring prior to the date of the disposal of such Prior Company or Prior Assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent, transfer agent, additional paying agent or other agent appointed hereunder.

“Applicable Premium” means the greater of:

(1) 1.0% of the then outstanding principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note that would apply if such Note were redeemed on May 15, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 3.07(b), plus (ii) all remaining scheduled payments of interest due on such Note to and including May 15, 2026 (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), with respect to each of subclause (i) and (ii), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

The Trustee shall have no obligation to calculate or verify the calculation of the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the relevant Depositary, including Euroclear and/or Clearstream, that apply to such transfer or exchange.

“Asset Sale” means, with respect to the Company or any of its Restricted Subsidiaries, (i) a Disposition of any asset, including any Equity Interest owned by it, having a fair market value in excess of $7,500,000 in a single transaction or series of transactions or (ii) an issuance of any additional Equity Interest of any Restricted Subsidiary, in each case, other than:

(1) Dispositions of inventory (including on an intercompany basis), vehicles, obsolete, used, worn-out or surplus assets or property no longer useful to the business of such Person or economically impracticable to maintain and Cash Equivalents in the ordinary course of business;

(2) Dispositions of assets to a Company or a Restricted Subsidiary;

(3) Dispositions of property subject to or resulting from casualty losses and condemnation proceedings (including in lieu thereof or any similar proceedings);

(4) Asset Swaps; provided that immediately after giving effect to such Asset Swap, the Company could, on a Pro Forma Basis, incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in Section 4.09(a) and no Event of Default shall exist or result therefrom;

(5) Dispositions in connection with any sale and leaseback transaction or any similar transaction; provided that the fair market value of all property so disposed of shall not exceed $150,000,000 from and after the Existing Unsecured Debt Issue Date;

(6) Dispositions permitted by Sections 4.06 (including the Liens thereunder), 5.01 (so long as any Disposition pursuant to a liquidation permitted thereunder shall be done on a pro rata basis among the equity holders of the applicable Subsidiary), 4.08 and 4.11 hereof;

(7) the issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (and each other equity holder on no greater than a pro rata basis);

(8) (i) Dispositions of Investments and accounts receivable in connection with the collection, settlement or compromise thereof in the ordinary course of business or (ii) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(9) Dispositions consisting of (i) the abandonment of intellectual property which, in the reasonable good faith determination of the Company, is not material to the conduct of the business of the Company and its Subsidiaries and (ii) licensing, sublicensing and cross-licensing arrangements involving any technology or other intellectual property or general intangibles of the Company or its Subsidiaries entered into in the ordinary course of business;

(10) Dispositions of residential real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of any Issuer or any of the Guarantors;

(11) terminations of Hedging Obligations;

(12) Dispositions of the Equity Interests of, or the assets or securities of, Unrestricted Subsidiaries;

(13) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in the joint venture agreement or similar binding agreements entered into with respect to such Investment in such joint venture;

(14) the expiration of any option agreement with respect to real or personal property;

(15) Dispositions of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;

(16) leases, subleases, licenses or sublicenses of property or intellectual property in the ordinary course of business;

(17) Dispositions of non-core assets (which may include real property) acquired in an acquisition permitted under this Indenture to the extent such Disposition is consummated within two (2) years of such acquisition;

(18) other Dispositions in an aggregate amount not to exceed the greater of $150,000,000 and 9.0% of Adjusted EBITDA (as determined at the time any such Disposition is made (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) in any fiscal year;

(19) Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the ordinary course of business in exchange for cash and/or Cash Equivalents;

(20) Dispositions by the Company or its Restricted Subsidiaries as of the Issue Date contemplated by one or more disposition plans disclosed in the Company’s public filings;

(21) any Disposition of cash where that Disposition is not otherwise prohibited by this Indenture;

(22) the issuance of Equity Interests by a Restricted Subsidiary that represents all or a portion of the consideration paid by the Company or a Restricted Subsidiary in connection with any Investment permitted under Section 4.08 hereof and the definition of “Permitted Investments,” including in connection with the formation of a joint venture with a Person other than a Restricted Subsidiary; and

(23) sales of receivables pursuant to any Permitted Receivables Facility and sales of receivables by any Swiss, French, Dutch, United Kingdom, Spanish, German or Italian Subsidiary pursuant to factoring arrangements entered into in the ordinary course of business consistent with past practices.

“Asset Swap” means a concurrent purchase and sale or exchange of Related Business Assets (or assets which prior to their sale or exchange have ceased to be Related Business Assets of the Company or any of its Restricted Subsidiaries) between the Company or any of its Restricted Subsidiaries and another Person; provided that the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of the contractually agreeing to such transaction) as determined in good faith by the Company.

“Authorized Representative” means (i) in the case of the Notes, the Collateral Agent, (ii) in the case of the Credit Agreement, the Credit Agreement Agent, (iii) in the case of the Existing Secured Notes, the Existing Secured Notes Collateral Agent and (iv) in the case of any other series of First-Priority Obligation that become subject to the Intercreditor Agreement, the person named as the authorized representative for such series in the applicable joinder agreement.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (ii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.

“Board of Directors” means the Board of Directors of the Company or the Board of Directors or the managing member or members or any controlling committee of managing members of each Co-Issuer, as applicable (including any committee thereof duly authorized to act on behalf of the Board of Directors).

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the applicable Issuer to have been duly adopted by the Board of Directors of the applicable Issuer and to be in full force and effect on the date of such certification.

“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(1) “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from the applicable redemption date to May 15, 2026 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to May 15, 2026; provided, however, that if the period from the applicable redemption date to May 15, 2026 is less than one year, a fixed maturity of one year shall be used;

(2) “Comparable German Bund Price” means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuers obtain fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3) “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuers in good faith; and

(4) “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Company of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding such redemption date;

provided, however, that in no case for any purposes under this Indenture shall the Bund Rate be less than 0.00%.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, London, United Kingdom, or in the country or U.S. state in which the Corporate Trust Office is located, or in the place of payment are authorized or required by law to close and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates, or, if at any time the Notes shall be listed on the official list of The International Stock Exchange, a day on which banking institutions in Guernsey are authorized or obligated by law or executive order to close.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease on such Person’s balance sheet in accordance with GAAP as in effect on the Issue Date, and the amount of such obligations shall be the capitalized amount thereto; provided, however, that all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as a Capital Lease in any financial statements to be delivered pursuant to Section 4.03 hereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of the ASU shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 4.03 hereof.

“Capital Stock” means:

(1) in the case of a corporation, capital stock, shares or share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means:

(1) Dollars;

(2) Canadian Dollars, Japanese Yen, euros, Sterling, any national currency of any participating member state of the EMU, Swiss Franc and any other alternative currency;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation or acquisition thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(11) other investments described in the Company’s investment policy as of the Issue Date; and

(12) investment funds investing at least 90.0% of their assets in securities of the types described in clauses (1) through (11) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (1) through (8) and clauses (10) through (12) above of foreign obligors (including investments that are denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts), which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary substantially all of whose assets consist (directly or indirectly through entities that are disregarded for U.S. federal income tax purposes) of the Equity Interests and/or Indebtedness of one or more CFCs.

“Change of Control” means the occurrence of any of the following:

(1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction; or

(2) the consummation of any transaction the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries or the Owner Group or any “group” that is controlled by the Owner Group, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any entity of which it is a Subsidiary; provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (2) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period being below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing, at its request, that the reduction was the result, in whole or in part, of any event or circumstance composed of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control shall have occurred at the time of the reduction in rating).

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Collateral” has the meaning given to such term in the Security Agreement.

“Collateral Agent” means Deutsche Bank Trust Company Americas, or its successors or assigns, as collateral agent for the Holders and the Trustee under this Indenture and the Security Documents.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Depositary” means Deutsche Bank AG, London Branch, its nominees and their respective successors.

“Consolidated EBITDA” means, with respect to any Person for any Measurement Period, Consolidated Net Income for such period, plus the following (without duplication) to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such Measurement Period:

(1) Consolidated Non-cash Charges;

(2) Consolidated Interest Expense;

(3) Consolidated Income Tax Expense;

(4) the amount of any fee, cost, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, provided that such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters);

(5) the amount of any expense or deduction associated with any subsidiary of such Person attributable to noncontrolling interests or minority interests of third parties;

(6) the amount of loss on sales of receivables and related assets to the Company or any Restricted Subsidiary in connection with a permitted receivables financing;

(7) proceeds of business interruption insurance in an amount representing the earnings for the applicable Measurement Period where such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters)); and

(8) any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any investment, including any investment consummated prior to the Issue Date, which is paid or accrued during such period.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income and franchise taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total interest expense (including the interest portion of obligations under Capital Leases) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Restricted Subsidiaries.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries, after deduction of net income (or loss) attributable to noncontrolling interests, for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Subject Person’s allocable ownership interest in such entity):

(1) all extraordinary, non-recurring, non-operating or unusual gains, charges or losses and/or any non-cash gains, charges or losses (including (x) costs and payments in connection with actual or prospective litigation, legal settlements, fines, judgments or orders, (y) costs of, and payments of, corporate reorganizations and (z) gains, income, losses, expenses or charges (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Equity Interests or assets (including asset retirement costs) or returned surplus assets of any employee benefit plan outside of the ordinary course of business);

(2) the income (or loss) of (x) any Unrestricted Subsidiary, (y) other Person that is not a Restricted Subsidiary but whose accounts would be consolidated with those of such Person in such Person’s consolidated financial statements in accordance with GAAP or (z) any other Person (other than a Restricted Subsidiary) in which such Person or a Subsidiary has an ownership interest (including any joint venture); provided, however, that Consolidated Net Income shall include amounts in respect of the income of such other Person when actually received in cash or Cash Equivalents by such Person or such Subsidiary in the form of dividends or similar distributions;

(3) the income (or loss) of any Person acquired by such Person or a Subsidiary for any period prior to the date of such acquisition (provided that such income or loss may be included in the calculation of Adjusted EBITDA to the extent provided in the definition thereof);

(4) the cumulative effect of any change in accounting principles or policies in accordance with GAAP during such period;

(5) any net gains, income, charges, losses, expenses or charges with respect to (x) disposed, abandoned, closed and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities and on the disposal of disposed, abandoned, and discontinued operations and (y) facilities, plants or distribution centers that have been closed during the relevant Measurement Period;

(6) effects of adjustments (including the effects of such adjustments pushed down to such Person) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Original Transactions or any consummated recapitalization or acquisition transaction or similar investment or the amortization or write-off of any amounts thereof;

(7) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedging Obligations);

(8) any (x) write-off or amortization made in the relevant Measurement Period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (y) goodwill or other asset impairment charges, write-offs or write-downs or (z) amortization of intangible assets;

(9) any non-cash compensation charge, cost, expense, accrual or reserve, including any such charge, cost, expense, accrual or reserve arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other management equity plan, profits interest plan, pension plan, employee benefit plan, deferred compensation arrangement, distributor equity plan or any other equity incentive programs, plans, arrangements or schemes (including any compensation charge and any charge related to any repricing, amendment or other change thereto) and any cash charges associated with the rollover, acceleration or payment of management equity;

(10) any fees, costs, commissions and expenses incurred or paid by such Person (or any JAB Affiliate) during the relevant Measurement Period (including rationalization, legal, tax and structuring fees, costs and expenses), or any amortization or write-off thereof for such period in connection with or pursuant to (i) the Original Transactions or the Transactions (including shared costs and tax formation costs, in each case, relating solely to the consummation of the Transactions, whether incurred before or after the Issue Date) or the documents related to the Credit Agreement and (ii) any transaction (other than any transaction among the Company and its Subsidiaries in the ordinary course of operations), including any acquisition, investment, disposition, recapitalization, incurrence or repayment of Indebtedness (other than the incurrence or repayment of Indebtedness among the Company and its Subsidiaries in the ordinary course of operations), issuance of Equity Interests, refinancing transaction or amendment, waiver or modification of any Indebtedness (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger, consolidation or amalgamation costs incurred during such Measurement Period as a result of any such transaction;

(11) accruals and reserves that are established or adjusted after the Issue Date that are so required to be established or adjusted during such period as a result of the adoption or modification of accounting policies;

(12) any unrealized or realized net foreign currency translation gains or losses and unrealized net foreign currency transaction gains or losses, in each case impacting net income (including currency re-measurements of Indebtedness, any applicable net gains or losses resulting from Hedging Obligations for currency exchange risk associated with the above or any other currency-related risk and those resulting from intercompany Indebtedness); and

(13) unrealized net losses, charges or expenses and unrealized net gains in the fair market value of any arrangements under Hedging Obligations.

“Consolidated Non-cash Charges” means, with respect to any Person for any period determined on a consolidated basis in accordance with GAAP, the aggregate (i) depreciation, (ii) amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses), and (iii) non-cash compensation charge, cost, expense, accrual or reserve, including any such charge, cost, expense, accrual or reserve arising from the issuance of Equity Interests or the grant of stock appreciation or similar rights, stock options, restricted stock or other equity incentive programs to any director, officer, employee or consultant of such Person or any Restricted Subsidiary; and other non-cash charge, cost, expense, accrual or reserve of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Senior Secured First Lien Debt Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness of the Company and its Restricted Subsidiaries on such date that is secured by a Lien on any asset or property of the Company, the Co-Issuers or any Guarantor that is not subordinated to the Liens securing the obligations of the Company, such Co-Issuer or such Guarantor under the Credit Agreement (other than Indebtedness in respect of (i) unreimbursed obligations in respect of drawn letters of credit until five days after such amount is drawn, and (ii) if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of Indebtedness) for the payment, redemption or satisfaction of such Indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of unrestricted cash (such Indebtedness, “First Lien Indebtedness”)), less unrestricted cash and Cash Equivalents (or cash and Cash Equivalents that would be unrestricted but for Liens thereon pursuant to a Permitted Lien), as determined in accordance with GAAP, to (b) Adjusted EBITDA of the Company and its Subsidiaries for the relevant Measurement Period.

For purposes of this definition, (x) Consolidated Senior Secured First Lien Debt Ratio, Adjusted EBITDA and Consolidated EBITDA shall be calculated after giving effect on a Pro Forma Basis for the applicable Measurement Period to any Specified Transactions that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Adjusted EBITDA or Consolidated EBITDA is being determined as if such Specified Transaction occurred on the first day of such Measurement Period and (y) pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company; provided that such pro forma calculations may include cost savings, operating expense reductions and synergies for such period resulting from the transaction that is being given Pro Forma Effect that are reasonably identifiable and factually supportable (in the good-faith determination of the Company) and have been realized or for which the steps necessary for realization have been taken or committed or have been identified and are reasonably expected to be taken within 24 months following any such transaction; provided that the Company shall not be required to give Pro Forma Effect to any transaction that it does not in good faith deem material. If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date such calculation is being made had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on obligations with respect to Capital Leases shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

With respect to any transaction that requires the calculation of Consolidated Senior Secured First Lien Debt Ratio, Adjusted EBITDA or Consolidated EBITDA, the Company may, at its option, use the date that the definitive agreement (or other relevant definitive documentation) for such transaction is entered into (the “Agreement Date”) as the applicable date of determination of such calculations, in each case with such pro forma adjustments as are appropriate and consistent with the provisions set forth in the above paragraphs to this definition. For the avoidance of doubt, if the Company elects to use the Agreement Date as the applicable date of determination in accordance with the foregoing, any fluctuation or change in the applicable ratio, Adjusted EBITDA or Consolidated EBITDA of the Company or its Restricted Subsidiaries occurring at or prior to the consummation of the relevant transaction will not be taken into account for purposes of determining compliance of the transaction with this Indenture.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, presently located at 1 Columbus Circle, 17th Floor, MS: NYC01-1710, New York, New York 10019, or such other address as the Trustee may designate from time to time, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice).

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 5, 2018, among the Company, Coty B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, the lenders and other parties party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement adding or changing the borrower or guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Agreement Agent” means the collateral agent under the Credit Agreement.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement or other financing arrangements (including commercial paper facilities, indentures and sale and leaseback transactions) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated non-Global Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A, except that such Note shall not bear the applicable Global Note Legend and shall not have the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.02(c) hereof as the Depositary, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture, including Euroclear and/or Clearstream.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Co-Issuers or the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value (as determined by the Company in good faith) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a Disposition pursuant to Section 4.10 hereof that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Disposition” means any sale, transfer, lease or other disposition.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that (1) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the date that is 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding shall not constitute Disqualified Stock if the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to such Notes and described under Section 4.07, (2) if such Capital Stock is issued to any plan for the benefit of directors, officers, employees, managers, members of management or consultants of the Company or any of its Subsidiaries or transferred by any such plan to such directors, officers, employees, managers, members of management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations, and (3) no Capital Stock held by any future, present or former director, officer, employee, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Company or any of its Subsidiaries shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering for cash by the Company, or any direct or indirect parent of the Company, of Capital Stock or options, warrants or rights with respect to the Capital Stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (1) public offerings registered on Form S-8, (2) an issuance to any Subsidiary or other affiliate or (3) Disqualified Stock.

“euro” means the single currency of participating member states of the EMU.

“Euro Government Obligations” means any security that is (i) a direct obligation of Ireland, Belgium, the Netherlands, France, Germany or any country that is a member of the EMU on the Issue Date, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Accounts” shall have the meaning given to such term in the Security Agreement.

“Excluded Assets” shall have the meaning given to such term in the Security Agreement.

“Excluded Contribution” means the Net Proceeds actually received in cash by the Company from and after the Existing Unsecured Debt Issue Date to such date from any capital contributions to, or the sale of Equity Interests of, the Company other than (a) Disqualified Stock, (b) Equity Interests issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (c) Equity Interests the Net Proceeds of which are used to repay long-term Indebtedness for borrowed money (other than revolving loans) and (d) amounts that have previously been (or are simultaneously being) applied to make a Restricted Payment under clause (C) of Section 4.08(a).

“Excluded Equity Interest” shall have the meaning given to such term in the Security Agreement.

“Excluded Subsidiary” means, with respect to the Company, (a) any Subsidiary that is not a Wholly Owned Subsidiary of the Company, (b) any Foreign Subsidiary, (c) any Domestic Subsidiary (i) that is a direct or indirect subsidiary of a Foreign Subsidiary or CFC Holdco or (ii) that is a CFC Holdco, (d) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law, accounting policies or by contractual obligation existing on the Issue Date (or, with respect to any Subsidiary acquired by the Company or a Restricted Subsidiary after the Issue Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition, on the date such Subsidiary is so acquired)) from providing a Guarantee, or if such Guarantee would require governmental (including regulatory) or third-party consent, approval, license or authorization, (e) any special purpose securitization vehicle (or similar entity), (f) any Captive Insurance Subsidiary, (g) any not-for-profit Subsidiary, (h) any Immaterial Subsidiary, (i) each Unrestricted Subsidiary, (j) any Restricted Subsidiary acquired with Indebtedness assumed pursuant to the terms of this Indenture to the extent such Restricted Subsidiary would be prohibited from providing the Guarantee, or consent would be required (that has not been obtained), pursuant to the terms of such Indebtedness, (k) any Subsidiary with respect to which the Guarantee would result in material adverse tax consequences as reasonably determined by the Company and (l) any other Subsidiary with respect to which the Company reasonably concludes that the burden or cost of providing the Guarantee outweighs the benefits to be obtained by the Holders of the Notes therefrom.

“Existing Notes” means the Existing Secured Notes and the Existing Unsecured Notes.

“Existing Secured Notes” means (i) the 3.875% Existing Secured Notes, (ii) the 4.750% Existing Secured Notes, (iii) the 5.000% Existing Secured Notes, (iv) the 5.750% Existing Secured Notes and (v) the 6.625% Existing Secured Notes outstanding on the Issue Date.

“Existing Unsecured Debt Issue Date” means April 5, 2018.

“Existing Unsecured Notes” means (i) the 6.500% Senior Notes due 2026 and (ii) the 4.750% Senior Notes due 2026, in each case, issued by the Company and outstanding on the Issue Date.

“First-Priority Liens” means all Liens that secure First-Priority Obligations.

“First-Priority Obligations” means (i) all Obligations with respect to the Notes (other than Additional Notes) and the Note Guarantees and (ii) other Indebtedness or Obligations of any Issuer or any Guarantor that is secured by Liens on the Collateral ranking pari passu to the Liens on the Collateral securing the Notes (including the Credit Facilities and the Existing Secured Notes), as permitted by this Indenture.

“Fitch” means Fitch, Inc. and any successor to its rating agency business.

“Foreign Subsidiary” means, with respect to any Person, (i) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) any direct or indirect Subsidiary of such Person if substantially all of its assets consist of Equity Interests of one or more direct or indirect Subsidiaries described in clause (i) of this definition and (iii) any Subsidiary of a Subsidiary described in clause (i) or (ii) of this definition.

“GAAP” means generally accepted accounting principles in the United States.

“Global Note Legend” means the legend set forth in Section 2.07(f)(v)(A) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “Guarantee” shall have a corresponding meaning. The amount of Indebtedness or other obligations of another Person Guaranteed by the specified Person or one or more of such Persons as of any date shall be equal to the lesser of: (a) the principal amount of such Indebtedness of such other Person and (b) the maximum amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Subsidiaries).

“Guarantor” means any Person that provides a Note Guarantee, either on the Issue Date or after the Issue Date in accordance with the terms of this Indenture; provided that upon the release and discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements (i) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions or (ii) designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Company designated by the Company from time to time as an “Immaterial Subsidiary” pursuant to an Officer’s Certificate delivered to the Trustee; provided that for the most recently ended Measurement Period prior to such date, (a) the revenue of any Immaterial Subsidiary shall not exceed 5% of the revenue of the Company and its Restricted Subsidiaries and (b) the gross assets of any Immaterial Subsidiary (after eliminating intercompany obligations) shall not exceed 5% or more of the total assets of the Company and its Restricted Subsidiaries; provided, further, that for the most recently ended Measurement Period prior to such date, the combined (i) revenue of all Immaterial Subsidiaries shall not exceed 7.5% or more of the revenue of the Company and its Restricted Subsidiaries or (ii) gross assets of all Immaterial Subsidiaries (after eliminating intercompany obligations) shall not exceed 7.5% or more of the total assets of the Company and its Restricted Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations of such Person in respect of the deferred purchase price of property (excluding (i) trade payables, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (iii) expenses accrued in the ordinary course of business and (iv) obligations resulting from take-or-pay contracts entered into in the ordinary course of business) which purchase price is due more than six (6) months after the date of placing such property in service or taking delivery of title thereto; (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset as determined by such Person in good faith on the date of determination and (ii) the amount of such Indebtedness of other Persons; (f) all Capital Lease Obligations of such Person; (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, bankers’ acceptances or other similar instruments; (h) all obligations of such Person in respect of mandatory redemption or cash mandatory dividend rights on Disqualified Stock; (i) all obligations of such Person under any Hedging Obligations; (j) to the extent not otherwise included, Indebtedness or other similar obligations (including, if applicable, net investment amounts) pursuant to any Permitted Receivables Facility; and (k) all Guarantees by such Person in respect of the foregoing clauses (a) through (j). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of the obligations of the Company or any Restricted Subsidiary in respect of any Hedging Obligation shall, at any time of determination and for all purposes under this Indenture, be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such Hedging Obligation were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP. For purposes of clarity and avoidance of doubt, any joint and several Tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law shall not constitute Indebtedness for purposes hereof.

Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Company and its Restricted Subsidiaries shall be determined without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement with respect to the Collateral, dated April 21, 2021, between the Credit Agreement Agent and the respective collateral agents for the Existing Secured Notes, as thereafter amended, restated, supplemented or otherwise modified from time to time, including by Joinder Agreement No. 5, dated as of the Issue Date by and among the Credit Agreement Agent, the respective collateral agents for the Existing Secured Notes and the Collateral Agent.

“Investment” means to purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or substantially all of the assets of a division or branch of any Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.08 hereof:

(1) “Investments” shall include the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by the Company) of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Company.

The amount of any Investment outstanding at any time shall be the amount actually invested (or, with respect to Investments other than in cash and Cash Equivalents, the fair market value (as determined in good faith by the Company)) of such Investment at the time such Investment was made, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, equal to or higher than BBB- (or the equivalent) by S&P and equal to or higher than BBB- (or the equivalent) by Fitch or, if the applicable instrument is not then rated by Moody’s or S&P, an equivalent rating by any other rating agency.

“Issue Date” means May 30, 2024.

“Issuers” means the Company and the Co-Issuers, together with their respective successors and assigns.

“JAB Affiliate” means (i) any JAB Entity and (ii) any Person that (a) is organized by a JAB Entity or an Affiliate of a JAB Entity, and (b), directly or indirectly, is controlled by the JAB Entities, but excluding any operating portfolio companies of the foregoing.

“JAB Entity” means each of JAB Holding Company S.a.r.l and JAB Consumer Fund SCA SICAR.

“Junior Indebtedness” means any contractually subordinated junior lien Indebtedness and any Indebtedness of the Company or any Restricted Subsidiary that is by its terms subordinated or required to be subordinated in right of payment to any of the Obligations.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance; provided that in no event shall an operating lease (determined in accordance with GAAP) be deemed to constitute a Lien.

“Limited Condition Transactions” means (a) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) or other transaction, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (c) any Restricted Payment and (d) any Asset Sale or a Disposition excluded from the definition of “Asset Sale.”

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Material Indebtedness” means (i) Indebtedness incurred under the Credit Agreement and (ii) any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than any Excluded Subsidiary) incurred under a Credit Facility that has an aggregate principal amount or committed amount of at least $150.0 million; provided that in the case of clauses (i) and (ii) above, in no event shall Material Indebtedness include Indebtedness incurred by a Foreign Subsidiary of the Company that does not Guarantee, or become an obligor under, any Indebtedness of the Company or any of its Subsidiaries that is not a Foreign Subsidiary or an Excluded Subsidiary.

“Material Subsidiary” means a Restricted Subsidiary that is not an Immaterial Subsidiary.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the Commission, or in the event that, at any date of determination, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the most recently completed four fiscal quarters of the Company for which internal financial statements are available.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means, with respect to Section 4.10 hereof (or, for purposes of the aggregate amount available under clause (C) of Section 4.08(a) hereof) (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses (including underwriting discounts, investment banking fees, commissions, collection expenses and other customary transaction costs) paid or reasonably estimated to be payable by the Company and its Restricted Subsidiaries in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the principal amount, premium or penalty, if any, interest, breakage, costs and other amounts on any Indebtedness (other than (A) Indebtedness under the Credit Agreement and (B) in the case of any Indebtedness permitted under Section 4.09 hereof (other than the Notes) that is secured by the Collateral on an equal and ratable basis with the Obligations, any amounts in excess of the ratable portion of such other permitted Indebtedness) subject to mandatory prepayment as a result of such event, (iii) in the case of any Disposition, casualty, condemnation or similar event by a Restricted Subsidiary that is a non-Wholly Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Company or a Restricted Subsidiary that is a Wholly Owned Subsidiary as a result thereof, (iv) the amount of all Taxes paid (or reasonably estimated to be payable) by the Company and its Restricted Subsidiaries, and (v) the amount of any reserves established by the Company and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Company).

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to any Issuer or any Guarantor immediately prior to such date of determination.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not an Issuer or a Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event, that such amount (a) was not required to be applied pursuant to Section 4.10 hereof and (b) was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under this Indenture where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Note Guarantee” means any Guarantee of the obligations of the Issuers under this Indenture and the Notes issued hereunder by a Guarantor in accordance with the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means that certain final offering memorandum, dated May 22, 2024, relating to the offering and sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, or any equivalent, of each Issuer.

“Officer’s Certificate” means a certificate signed on behalf of each Issuer by an Officer of such Issuer who shall be the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer, or the equivalent, of such Issuer.

“Opinion of Counsel” means a written opinion (which opinion may be subject to customary assumptions and exclusions) from legal counsel that meets the requirements of Section 13.04 hereof. The counsel may be an employee of, or outside counsel to, any Issuer or a Guarantor.

“Original Transactions” shall have the meaning provided to “Transactions” in the Credit Agreement.

“Owner Group” means the collective reference to the JAB Entities and their JAB Affiliates.

“Pari Passu Indebtedness” means Indebtedness of an Issuer or a Guarantor that is secured equally and ratably by Liens on the Collateral having the same priority as the Liens securing the Notes.

“Participant” means, with respect to a Depositary, a Person who has an account with such Depositary.

“Permitted Investments” means:

(1) Investments in the form of cash, Cash Equivalents and Investments that were Cash Equivalents when such Investments were made;

(2) Investments (i) existing on, or contractually committed as of, the Issue Date, (ii) consisting of intercompany Investments outstanding on the Issue Date, and (iii) any modification, replacement, renewal or extension of the foregoing; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted under Section 4.08 hereof;

(3) Investments among the Company and its Restricted Subsidiaries (including between or among Restricted Subsidiaries and including in connection with the formation of Restricted Subsidiaries);

(4) Guarantees constituting Indebtedness permitted under Section 4.09 hereof and payments thereon or Investments in respect thereof in lieu of such payments; provided that (i) the aggregate principal amount of Indebtedness of Subsidiaries that are Unrestricted Subsidiaries that is Guaranteed by any Issuer or any Guarantor shall be subject to the limitation set forth in clause (16) below (it being understood that any such Guarantee in reliance upon the reference to such clause (16) shall reduce the amount otherwise available under such clause (16) while such Guarantee is outstanding); (ii) if such Guarantee is by a Person other than any Issuer or any Guarantor, such Person would have been able to incur the Guaranteed Indebtedness directly under Section 4.09 hereof (for the avoidance of doubt, without duplication of the primary and Guaranteed obligations with respect to underlying primary Indebtedness of a Person other than any Issuer or any Guarantor); and (iii) if the Guaranteed Indebtedness is subordinated, the Guarantee of such Indebtedness is subordinated on the same terms;

(5) Investments received (i) in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts or disputes with or judgments against, any Person, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the ordinary course of business, (ii) upon the foreclosure with respect to any secured Investment, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iv) in settlement of debt created in the ordinary course of business;

(6) notes and other non-cash consideration received as part of the purchase price of assets subject to a Disposition pursuant to Section 4.10 hereof;

(7) advances or extensions of trade credit in the ordinary course of business;

(8) Investments arising in connection with Hedging Obligations permitted by Section 4.09(b)(vii) hereof; provided that the aggregate amount of Investments by the Issuers and the Guarantors in or for the benefit of Unrestricted Subsidiaries shall be subject to the limitation set forth in clause (16) below (it being understood that any such Investment in reliance upon the reference to such clause (16) shall reduce the amount otherwise available under such clause (16) while such Hedging Obligations are outstanding);

(9) loans and advances to future, present or former officers, directors, employees, members of management or consultants of the Company and its Restricted Subsidiaries made (i) in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes or consistent with past practices and (ii) in connection with such Person’s purchase of Equity Interests of the Company; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed or paid to the Company in cash; and (iii) for any other purpose in an aggregate amount not to exceed $20,000,000 for all such loans and advances in the aggregate at any one time outstanding;

(10) the Company and its Restricted Subsidiaries may make Investments using the Net Proceeds actually received by the Company from and after the Issue Date from the sale of Equity Interests of the Company (other than (i) Disqualified Stock, (ii) Equity Interests issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (iii) Equity Interests the Net Proceeds of which are used to repay long-term Indebtedness for borrowed money (other than revolving loans) so long as such Net Proceeds are Not Otherwise Applied);

(11) any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Related Business if as a result of such Investment:

(i) such Person becomes a Restricted Subsidiary; or

(ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(12) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.11(b) hereof (except transactions described in clauses (ii), (v), (vi), (x), (xi) and (xvi) thereof);

(13) advances of payroll payments to employees in the ordinary course of business;

(14) Guarantees by the Company and its Restricted Subsidiaries of leases of the Company and Restricted Subsidiaries (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness, in each case entered into in the ordinary course of business and payments thereon or Investments in respect thereof in lieu of such payments;

(15) Investments (i) consisting of endorsements for collection or deposit, (ii) resulting from pledges and/or deposits permitted by Section 4.06 hereof and (iii) consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements, in each case, in the ordinary course of business;

(16) in addition to the Investments otherwise permitted by this definition of “Permitted Investments,” the Company and its Restricted Subsidiaries may make Investments in an aggregate amount not to exceed the greater of $500,000,000 and 26.0% of Adjusted EBITDA (in each case as determined at the time any such Investment is made (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) at any time outstanding;

(17) (i) any Investments in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; provided that any entity that serves to hold cash balances for the purposes of making such advances to Subsidiaries or joint ventures is either an Issuer or a Guarantor and (ii) Investments by the Company in any Subsidiary or joint venture to enable it to obtain cash management and similar arrangements described in Section 4.09(b)(xvi);

(18) any acquisition of assets or Equity Interests solely in exchange for, or out of the Net Proceeds received from, the substantially contemporaneous issuance of Equity Interests (other than Disqualified Stock) of the Company;

(19) endorsements of negotiable instruments and documents in the ordinary course of business;

(20) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(21) Investments in Restricted Subsidiaries in connection with reorganizations or other activities related to Tax planning; provided that, after giving effect to any such reorganization or other activity related to Tax planning, the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired;

(22) (i) Investments held by any Restricted Subsidiary acquired after the Issue Date, or of any Person acquired by, or merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary after the Issue Date, in each case as part of an Investment otherwise permitted by this definition of “Permitted Investments” to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this clause (22) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this definition of “Permitted Investments”;

(23) (x) Investments made in joint ventures or Unrestricted Subsidiaries as required by, or made pursuant to, buy/sell arrangements (including put and call arrangements) between the joint venture parties set forth in joint venture agreements and similar binding arrangements existing on the Existing Unsecured Debt Issue Date and disclosed in filings with the Commission prior to that date in an aggregate amount not to exceed $275,000,000 and (y) any other Investments made in joint ventures or Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of $275,000,000 and 16.0% of Adjusted EBITDA (in each case as determined at the time any such Investment is made (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) at any time outstanding;

(24) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;

(25) other Investments in an amount such that the Total Net Leverage Ratio on a Pro Forma Basis as of the end of the most recent Measurement Period is less than or equal to 3.75:1.00; provided that prior to and after giving effect thereto no Event of Default shall exist or result therefrom; provided, further, that if the proceeds of the Investment will be applied to finance a Limited Condition Transaction, compliance with this clause (25) shall be determined in accordance with Section 1.04(b) hereof;

(26) Asset Swaps consummated in compliance with Section 4.10 hereof; and

(27) Investments in the form of loans and other funding arrangements to salons, (i) existing on the Issue Date or (ii) made after the Issue Date in an amount not to exceed $175,000,000 in any fiscal year.

“Permitted Liens” means:

(1) Liens securing any Indebtedness of the Company or any Subsidiary of the Company pursuant to Section 4.09(b)(i), (xxvi) or (xxxi)(A) or (B);

(2) Liens existing as of the Issue Date (other than Liens referred to in the immediately preceding clause (1));

(3) Liens created in favor of the Holders of the Notes (other than Additional Notes) and the Existing Secured Notes;

(4) Liens on any assets created solely to secure obligations incurred to finance the replacement, repair, refurbishment, improvement or construction of such asset, which obligations are incurred prior to or no later than 12 months after completion of such replacement, repair, refurbishment, improvement or construction, and all amendments, medications, renewals, extensions, refinancings, replacements or refundings of such obligations;

(5) Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens; provided that the Liens shall be given prior to or no later than 12 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds or products thereof and after-acquired property subjected to a Lien pursuant to the terms existing at the time of such acquisition;

(6) Liens given to secure the payment of or financing of all or any part of the purchase price or other acquisition, installation, construction, alteration, improvement or repair costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens; provided that the Liens shall be given within 12 months after the later of (i) such acquisition and/or the completion of any construction, alteration, improvement or repair, whichever is later, and (ii) the placing into commercial operation of such property after such acquisition or completion of any construction, alteration, improvement or repair, and shall attach solely to the property acquired or purchased and any additions, accessions or improvements then or thereafter placed thereon and any proceeds thereof;

(7) Liens existing on any property at the time of acquisition of such property or Liens existing on equipment, fixtures, real property or other assets of a Person and its Subsidiaries on or prior to the time such Person becomes a Subsidiary (including, in each case, acquisition through merger or consolidation) or at the time of such acquisition by the Company or any Subsidiary of the Company, whether or not such existing Liens were given to secure the payment of the purchase price, other acquisition, installation or construction costs of the property or assets to which they attach; provided that such Liens do not extend to other assets of the Company or its other Subsidiaries (other than any improvements then or thereafter placed thereon and any proceeds or products thereof and after-acquired property subjected to a Lien pursuant to the terms existing at the time of such acquisition);

(8) Liens in favor of the Company or a Subsidiary of the Company;

(9) Liens on any property in favor of the United States of America or any state thereof (or the District of Columbia) or any other country or any department, agency, instrumentality or political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, replacing, constructing, installing, improving, altering, refurbishing, or repairing such property;

(10) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with investments in repurchase agreements;

(11) (i) Liens imposed by law, such as carriers’, warehousemen’s, mechanic’s, materialmen’s, repairmen’s and landlord’s Liens and other similar Liens arising in the ordinary course of business, (ii) Liens in connection with legal proceedings and in respect of judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights related to legal proceedings being contested and (iii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(13) Liens to secure the performance of, or granted in lieu of, bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees, and other obligations of a like nature, in each case in the ordinary course of business or consistent with industry practice and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with pension obligations that arise in the ordinary course of business, workers’ compensation, health, disability or other employee benefits, unemployment insurance or other types of social security or similar laws and regulations, property, casualty or liability insurance or premiums related thereto or self-insurance obligations;

(14) (i) Leases, subleases, licenses or sublicenses (including with respect to intellectual property and software of the Company and its Subsidiaries) granted to others in the ordinary course of business and any interest of co-sponsors, co-owners or co-developers of intellectual property (or other agreements under which the Company or any of its Subsidiaries has granted rights to end users to access and use the Company’s or any of its Subsidiary’s product, technologies or services in the ordinary course of business) and (ii) the rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Subsidiaries or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuation thereof;

(15) Liens to secure any Indebtedness incurred by Foreign Subsidiaries or Excluded Subsidiaries;

(16) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances or letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(17) Liens to secure Qualified Securitization Financings or Permitted Receivables Facilities or from other sales of receivables pursuant to factoring permitted pursuant to clause (23) of the definition of “Asset Sale”;

(18) Liens on stock, partnership or other equity interests in any joint venture of the Company or any of its Subsidiaries or in any Subsidiary of the Company that owns an equity interest in a joint venture to secure Indebtedness contributed or advanced solely to that joint venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Subsidiary of the Company;

(19) Liens (i) and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services, (ii) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or other similar provision of applicable laws on items in the course of collection, (iii) encumbering reasonable customary initial deposits and margin deposits, (iv) granted in the ordinary course of business by the Company or any of its Subsidiaries to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions, in each case, which are within the general parameters customary in the banking industry or (v) incurred in connection with any automated clearinghouse transfers of funds or other fund transfer or payment processing services;

(20) Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture, or any other Indebtedness;

(21) Liens (i) on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums, (ii) on liabilities in respect of indemnification obligations under leases or other provisions of any security issued by the Company or its Subsidiaries or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound, and (iii) to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing;

(22) Liens securing Hedging Obligations;

(23) Liens arising from Uniform Commercial Code (or similar law of any jurisdiction) financing statement filings or similar public filings, registrations or agreements in any foreign jurisdiction regarding leases and consignment or bailee arrangements entered into by the Company and its Subsidiaries in the ordinary course of business and Liens securing liabilities in respect of indemnification obligations thereunder as long as each such Lien only encumbers the assets that are the subject of the related lease (or contained in such leasehold) or consignment or bailee, and other precautionary statements, filings or agreements;

(24) easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(25) Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired by the Company or its Subsidiaries to be applied against the purchase price for such acquisition, (ii) consisting of an agreement to dispose of any property in a disposition permitted by this Indenture and (iii) on cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(26) Liens on (i) deposits or other amounts held in escrow to secure contractual payments (contingent or otherwise) payable by the Company or any of its Subsidiaries to a seller after consummation of an acquisition and (ii) Indebtedness incurred in connection with any transaction not restricted by this Indenture for so long as the proceeds thereof have been deposited in an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to fund such transaction;

(27) Liens in favor of a commodity, brokerage, futures or security intermediary who holds a commodity, brokerage or, as applicable, a futures or security account on behalf of the Company or any of its Subsidiaries; provided such Lien encumbers only the related account and the property held therein;

(28) Liens that are contractual rights of setoff relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(29) Liens representing the interest of a purchaser of goods sold by the Company or any of its Subsidiaries in the ordinary course of business under conditional sale, title retention and extended title retention, consignment, bailee or similar arrangements; provided that such Liens arise only under the applicable conditional sale, title retention, consignment, bailee or similar arrangements and such Liens only encumber the good so sold thereunder;

(30) (i) deposits of cash with the owner or lessor of premises leased or operated by the Company or any of its Subsidiaries and (ii) cash collateral on deposit with banks or other financial institutions issuing letters of credit (or backstopping such letters of credit) or other equivalent bank guarantees issued naming as beneficiaries the owners or lessors of premises leased or operated by the Company or any of its Subsidiaries, in each case in the ordinary course of business of the Company and such Subsidiaries to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(31) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that such Liens do not interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(32) other Liens securing Indebtedness in an aggregate principal amount not to exceed the greater of $425,000,000 and 25.0% of Adjusted EBITDA (determined at the time of incurrence of any such Lien (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) at any time outstanding;

(33) any amendment, modification, extension, renewal, substitution or replacement (or successive amendments, modifications, extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this or the preceding clauses of this definition (other than clauses (1) or (32)), or any Liens that secure an amendment, modification, extension, renewal, replacement, refinancing or refunding (including any successive amendments, modifications, extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being amended, modified, extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this or the preceding clauses of this definition;

(34) Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries; and

(35) Liens then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary as described under Section 4.12; provided that such Liens do not extend to any assets other than those of such Unrestricted Subsidiary and to the extent that such Liens were not created or incurred in contemplation of or in connection with such redesignation.

“Permitted Receivables Facility” means any program for the transfer by the Company or any of its Subsidiaries (other than the Receivables Subsidiary), to any buyer, purchaser or lender of interests in accounts receivable (including any Subsidiary of the Company), so long as the aggregate outstanding principal amount of Indebtedness incurred pursuant to such program shall not exceed $400,000,000 at any one time.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, replace, defease or refund (collectively, to “Refinance” or a “Refinancing”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), except as otherwise permitted under Section 4.09 hereof, (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the final maturity date of the Indebtedness being refinanced and the Permitted Refinancing Indebtedness shall not have a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being refinanced thereby, (c) if the original Indebtedness being Refinanced is by its terms subordinated in right of payment to the Obligations under this Indenture, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations under this Indenture on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined by the Company in good faith), (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced except to the extent permitted under Section 4.08 hereof and the definition of “Permitted Investments” and (e) if the Indebtedness being Refinanced is (or would have been required to be) secured by any collateral of an Issuer or a Guarantor (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable, taken as a whole, to the Collateral Agent and the Holders than those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined by the Company in good faith).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding-up.

“Pro Forma Basis,” “Pro Forma Compliance” or “Pro Forma Effect” means, with respect to any proposed Specified Transaction or other transaction requiring the calculation of a financial metric on a Pro Forma Basis, such financial metric calculated: (a) for the most recent four (4) fiscal quarter period then ended on a pro forma basis as if such Specified Transaction or other transaction as applicable, had occurred as of the first day of such period, (b) to include any Indebtedness incurred, assumed or repaid in connection therewith (assuming, to the extent such Indebtedness bears interest at a floating rate, the rate in effect at the time of calculation for the entire period of calculation) as if such indebtedness was incurred, assumed or repaid on the first day of such period, (c) based on the assumption that any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period and (d) with respect to an acquisition or investment, as if the target were a “Person” for purposes of calculating Adjusted EBITDA.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” means any Equity Interest of a Person that is not Disqualified Stock.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the senior management of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Receivables Subsidiary” means the special purpose entity established as a “bankruptcy remote” Subsidiary of the Company for the purpose of acquiring accounts receivable under any Permitted Receivables Facility, which shall engage in no operations or activities other than those related to such Permitted Receivables Facility.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Transfer Restricted Regulation S Global Note or an Unrestricted Regulation S Global Note, as appropriate.

“Related Business” means any business which is the same as or related, ancillary or complementary to, or a reasonable extension or expansion of, any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

“Related Business Assets” means any property, plant, equipment or other assets (excluding assets that are qualified as current assets under GAAP) to be used or useful by the Company or a Restricted Subsidiary in a Related Business or capital expenditures relating thereto.

“Responsible Officer” means the chief executive officer, president, any vice president, any Financial Officer or Secretary of any Issuer (or such other entity to which such reference relates).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend set forth in Section 2.07(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Restricted Period” means the distribution compliance period as defined in Regulation S, which period shall terminate (a) on July 9, 2024 with respect to the Initial Notes and (b) on such date as set forth in the applicable supplemental indenture entered into pursuant to Section 11.01 with respect to any Additional Notes.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Company (including each Co-Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.

“Secured Credit Documents” means (i) in respect of the Credit Facilities, the collective reference to the Credit Facilities, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time, (ii) in respect of the Notes, this Indenture, the Notes, the Guarantees and the Security Documents and (iii) any other documents or instrument evidencing or governing any other First-Priority Obligations.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness of the Company and its Restricted Subsidiaries on such date that is secured by a Lien on any asset or property of any Issuer or any Guarantor minus unrestricted cash and Cash Equivalents (or cash and Cash Equivalents that would be unrestricted but for Liens thereon pursuant to a Permitted Lien) of the Company and its Restricted Subsidiaries as determined in accordance with GAAP to (b) Adjusted EBITDA for the most recently ended Measurement Period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Company (or another Person) formed for the purposes of engaging in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Company, the other grantors party thereto and the Collateral Agent, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement, each of the mortgages (if any), the intellectual property security agreements or other similar agreements delivered to the Collateral Agent and the Holders, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Holders.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date (except, with respect to each test contained therein, substituting 20% instead of 10% as the applicable threshold).

“Specified Transactions” means any asset sales or other dispositions or acquisitions, investment, mergers, consolidations, amalgamations and discontinued operations by the Company and its Subsidiaries, or any incurrence or repayment (including by repurchase, redemption, repayment, retirement or extinguishment) of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or other event that by the terms of this Indenture requires Adjusted EBITDA, Consolidated EBITDA or a financial ratio or test to be calculated on a Pro Forma Basis.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present or future taxes, levies, imposts, duties (including customs, stamp or mortgage duties), deductions, charges or withholdings (including backup withholdings) imposed by any governmental authority including any interest, additions to tax or penalties applicable thereto.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Indebtedness” means, at the time of determination, the sum of the following determined for the Company and its Restricted Subsidiaries on a consolidated basis (without duplication) in accordance with GAAP: (a) all obligations for borrowed money; plus (b) all Capital Lease Obligations and purchase money indebtedness; plus (c) unreimbursed obligations in respect of drawn letters of credit, bankers acceptances or similar instruments (provided that cash collateralized amounts under drawn letters of credit, bankers acceptances and similar instruments shall not be counted as Total Indebtedness); provided that Total Indebtedness shall not include Indebtedness in respect of (i) unreimbursed obligations in respect of drawn letters of credit until five (5) days after such amount is drawn, (ii) obligations under Hedging Obligations and (iii) if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such Indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of unrestricted cash.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness of the Company and its Restricted Subsidiaries on such date minus unrestricted cash and Cash Equivalents (or cash and Cash Equivalents that would be unrestricted but for Liens thereon pursuant to a Permitted Lien) of the Company and its Restricted Subsidiaries as determined in accordance with GAAP to (b) Adjusted EBITDA for the most recently ended Measurement Period.

“Transactions” means the issuance of the Notes and the repayment of a portion of the obligations outstanding under the Credit Agreement, and the transactions related to the foregoing, including the payment of all fees, costs and expenses incurred in connection therewith as further described in the Offering Memorandum.

“Transfer Restricted Definitive Note” means a Definitive Note bearing the Restricted Notes Legend.

“Transfer Restricted Global Note” means a Global Note bearing the Restricted Notes Legend.

“Transfer Restricted Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Restricted Notes Legend and deposited with or on behalf of and registered in the name of the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Trustee” means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Restricted Notes Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Restricted Notes Legend.

“Unrestricted Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend but not the Restricted Notes Legend, deposited with or on behalf of and registered in the name of the Common Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.12 hereof, and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” of any Person means a Wholly Owned Subsidiary of such Person that is not a Foreign Subsidiary.

“Wholly Owned Foreign Subsidiary” of any Person means a Wholly Owned Subsidiary of such Person that is a Foreign Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Section
Acceptable Commitment	4.10
Additional Amounts	3.10
Additional Interest	6.02(b)(ii)
Advance Offer	4.10(d)
Advance Portion	4.10(d)
Agent Members	2.02(b)(i)
Applicable Law	13.15
Asset Sale Offer	4.10(c)
Authentication Order	2.03
Carryover Amount	4.08(b)(iii)
Change of Control Offer	4.07(a)
Change of Control Payment	4.07(a)
Change of Control Payment Date	4.07(a)
Code	2.07(f)(i)
Co-Issuer Successor Company	5.01(b)(i)
Covenant Defeasance	8.03
Covenant Suspension Event	4.16(i)
Declined Amounts	4.10(e)
Directing Holder	6.02(b)(ii)
Elected Amount	4.09(g)
Event of Default	6.01
Executed Documentation	13.17
Fixed Amounts	1.04(b)
Global Notes	2.02(b)
Incur	4.09(a)
Incurrence	4.09(a)
Incurrence-Based Amounts	1.04(b)

Initial Default	6.02(d)
Initial Lien	4.06
LCT Election	1.04(b)
LCT Test Date	1.04(b)
Legal Defeasance	8.02
Minimum Denomination	2.02(a)
Non-U.S. Holder	3.10(a)
Noteholder Direction	6.02(b)(ii)
Paying Agent	2.04
Position Representation	6.02(b)(ii)
Registrar	2.04
Regulation S Global Notes	2.02(b)(i)
Regulation S Permanent Global Note	2.02(b)(i)
Regulation S Temporary Global Note	2.02(b)(i)
Restricted Indebtedness	4.08(a)(iii)
Reversion Date	4.16(i)
Rule 144A Global Notes	2.02(b)(i)
Second Commitment	4.10(b)
Successor Company	Section 1.01(a)(i)
Suspended Covenants	4.16(a)
Taxes	3.10(a)
U.S. Taxes	3.10(a)
Verification Covenant	6.02(b)(ii)
Yearly Limit	4.08(b)(iii)

Section 1.03. Trust Indenture Act Not Applicable. This Indenture has not been qualified under the TIA and no provision of the TIA shall be deemed a part of this Indenture.

Section 1.04. Rules of Construction. (a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(v) words in the singular include the plural, and words in the plural include the singular;

(vi) “will” shall be interpreted to express a command;

(vii) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine gender;

(viii) provisions apply to successive events and transactions; and

(ix) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(x) all references in this Indenture to the payment of the principal, premium or interest, if any, on any Notes or any payment made under the Guarantees in respect thereof shall be deemed to include Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable.

(b) For purposes of determining compliance at any time with Sections 4.06, 4.08, 4.09, 4.10, 4.11 and 5.01 hereof, in the event that any Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, Permitted Investment, Disposition or Affiliate Transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of, or exception from, such Sections, the Company, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that Indebtedness under the Credit Agreement outstanding on the Issue Date shall at all times be classified as incurred under Section 4.09(b)(i). For purposes of determining the permissibility of any action, change, transaction or event that by the terms of this Indenture requires a calculation of any financial ratio or test (including the Consolidated Senior Secured First Lien Debt Ratio, the Total Net Leverage Ratio or the Secured Net Leverage Ratio), such financial ratio or test shall, except as expressly permitted under this Indenture, be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. It is understood and agreed that any Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, Disposition or Affiliate Transaction need not be permitted solely by reference to one category of permitted Indebtedness, Disqualified Stock, Preferred Stock, Liens, Restricted Payments, Permitted Investment, Dispositions or Affiliate Transactions, respectively, but may instead be permitted in part under any combination thereof (it being understood that compliance with each such Section is separately required). Notwithstanding anything to the contrary herein, (i) when calculating the availability under any basket, financial ratio or test (including any Consolidated Senior Secured First Lien Debt Ratio test, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test or the amount of Consolidated Net Income or Adjusted EBITDA) in connection with the incurrence of Indebtedness, the issuance of Disqualified Stock or Preferred Stock, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment or the designation of any Restricted Subsidiaries or

Unrestricted Subsidiaries, (ii) determining compliance with any provision of this Indenture which requires that no default or Event of Default (or any type of default or Event of Default) has occurred, is continuing or would result therefrom or (iii) determining the satisfaction of all other conditions precedent to the incurrence of Indebtedness, the issuance of Disqualified Stock or Preferred Stock, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, in each case in connection with a Limited Condition Transaction and any actions or transactions related thereto, the date of determination of such ratio or other provisions, determination of whether any default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (i), (ii) or (iii)) be deemed to be the date the definitive agreements or other relevant definitive documentation (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event) for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock, and the use of proceeds thereof), with such ratios, tests, baskets and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Measurement Period ending prior to the LCT Test Date for which financial statements have been (or are required to be) delivered pursuant to Section 4.03 hereof, the Company could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios, tests, baskets or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 6.01(a)(i) or (ii) or, solely with respect to the Company, Section 6.01(a)(v), shall be continuing on the date such Limited Condition Transaction is consummated; provided that if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests, baskets or other provisions on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests, baskets or such other provisions. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios, tests, baskets or other provisions are exceeded or breached as a result of fluctuations in such ratio, test or basket (including due to fluctuations in Adjusted EBITDA or other components of such ratio, test or basket) or other provisions at or prior to the consummation of the relevant Limited Condition Transactions, such ratios, tests, baskets and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder; provided that if such ratios, tests or baskets improve as a result of such fluctuations, such improved ratios, tests and/or baskets may be utilized; and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions, unless, other than if an Event of Default pursuant to Section 6.01(a)(i) or (ii) or, solely with respect to the Company, Section 6.01(a)(v), shall be continuing on such date, the Company elects, in its sole discretion, to test such ratios and compliance with such conditions on the date such Limited Condition Transaction or related Specified Transactions are consummated. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test, basket availability or compliance with any other provision hereunder on or following the relevant LCT Test Date and prior to the earliest of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction or the date the Company makes an election pursuant to clause (ii) of the immediately preceding sentence, any such ratio, test, basket or compliance with any other provision hereunder shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness or Disqualified Stock, and the use of proceeds thereof) had been consummated on the LCT Test Date; provided that, for purposes of any Restricted Payment or payment of Restricted Indebtedness, such ratio, test, basket or compliance with any other provision hereunder shall also be tested as if such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness or Disqualified Stock, and the use of proceeds thereof) had not been consummated.

Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) under any negative covenant set forth under Article 4 or the determination of the Incremental Amount substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision under such negative covenant or the determination of the Incremental Amount that requires compliance with a financial ratio (including any Consolidated Senior Secured First Lien Debt Ratio test, any Secured Net Leverage Ratio test and any Total Net Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that such Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of such Incurrence-Based Amounts.

If the Company or any Restricted Subsidiary takes an action which at the time of the taking of such action would in the good-faith determination of the Company be permitted under the applicable provisions of this Indenture based on the financial statements available at such time, such action shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments, modifications or restatements made in good faith to such financial statements affecting any applicable financial metric (including Consolidated Net Income and Adjusted EBITDA).

ARTICLE 2

THE NOTES

Section 2.01. Amount of Notes. The aggregate principal amount of Initial Notes which may be authenticated and delivered under this Indenture on the Issue Date is €500,000,000.

After the Issue Date, the Issuers may from time to time, without notice to or the consent of the Holders or beneficial owners of the Notes, but subject to compliance with the covenants set forth herein, create and issue Additional Notes of the same series as the Notes issued under this Indenture, having the same terms (except for the Issue Date and, in some cases, the initial issue price and the first interest payment date) and being equal with the Notes in all respects (or in all respects other than the payment of interest accruing prior to the Issue Date of such Additional Notes except for the first payment of interest following the issue date of such Additional Notes); provided that if such Additional Notes are not fungible with the Notes offered hereunder for U.S. federal income tax purposes, then such Additional Notes will have a separate ISIN and/or Common Code number, as applicable. Such Additional Notes will be consolidated and form a single series with the Notes issued under this Indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.

With respect to any Additional Notes issued after the Issue Date, there shall be (a) established in or pursuant to a resolution of the Board of Directors of each Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)	the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)	the issue price and issue date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)

if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.07 in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of each Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

Section 2.02. Form and Dating. (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of €100,000 (the “Minimum Denomination”) and any integral multiple of €1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. (i) Except as provided in Section 2.07(d) below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Common Depositary or the nominee of the Common Depositary for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of Euroclear or Clearstream.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Common Depositary shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Common Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes shall bear the Restricted Notes Legend and be deposited on behalf of the purchasers of such Notes represented thereby with the Common Depositary and registered in the name of the Common Depositary or a nominee of the Common Depositary, for the accounts of Euroclear and Clearstream, duly executed by the Company and authenticated by the Trustee or an authentication agent as provided in this Indenture.

Members of, or direct or indirect participants in Euroclear and Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the applicable Depositary or the Trustee as its custodian, the Common Depositary or under the Global Notes. The applicable Depositary and the Common Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, or impair, as between the applicable Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of the Holder of any Note.

(ii) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Common Depositary, its successors or its nominee. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the Applicable Procedures and the provisions of Section 2.07. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) Euroclear or Clearstream, as applicable, acting through itself or the Common Depositary, (a) notifies the Issuers that it is unwilling or unable to continue as a clearing system in respect of such Global Note or (b) has ceased to be a clearing system and in each case a successor clearing system is not appointed within 90 days, or (y) there shall have occurred and be continuing an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the applicable Depositary in accordance with its Applicable Procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.02(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and each Issuer shall execute, and, upon written order of each such Issuer signed by its Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the applicable Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Global Note delivered in exchange for an interest in a Global Note pursuant to Section 2.07 shall, except as otherwise provided in Section 2.07, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.07.

(vi) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(c) The Issuers have initially appointed the Common Depositary for the accounts of Euroclear and Clearstream to act as Depositary with respect to the Global Notes relating to the Notes.

(d) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, a Depositary or other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Global Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than a Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the applicable Depositary subject to the Applicable Procedures. The Trustee and each Agent may conclusively rely and shall be fully protected in relying upon information furnished by a Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Notes that are held by participants through Euroclear or Clearstream.

Section 2.03. Execution and Authentication. At least one Officer must sign each of the Notes for each Issuer by manual or facsimile signature, which may be delivered by.pdf attachment to an email or by other electronic means.

If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual, electronic or facsimile signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.04. Agents. The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agents. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (a) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (b) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (a) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

The Issuers initially appoint the Trustee to act as the Registrar for the Notes. The Issuers initially appoint Deutsche Bank AG, London Branch to act as the Paying Agent with respect to the Global Notes representing the Notes.

Section 2.05. Paying Agent to Hold Money. The Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest, or Additional Amounts, if any, on the Notes, each when so becoming due, and, subject to receipt of such monies, the Paying Agent shall make payment on the Notes in accordance with this Indenture. The Paying Agent will promptly notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to any Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the terms herein. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall, in accordance with Section 2.03, authenticate Notes at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book-entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the applicable Depositary.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.02(b). Global Notes will not be exchanged by the Issuers for Definitive Notes except under the circumstances described in Section 2.02(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.07(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the applicable Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.07(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto.

(iv) A beneficial interest in a Transfer Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto; or

(B) if the Holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, and, in each such case, if the Issuers or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of the Issuers in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.02(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.02(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any Holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto;

(B) if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form of Exhibit B hereto;

(C) if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form of Exhibit B hereto;

(D) if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form of Exhibit B hereto;

(E) if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form of Exhibit B hereto;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii) Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto; or

(B) if the Holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, and, in each such case, if the Issuers or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon the written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form of Exhibit B hereto;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form of Exhibit B hereto; and

(E) if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form of Exhibit B hereto.

(ii) Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto; or

(B) if the Holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, and, in each such case, if the Issuers or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Restricted Notes Legend. Except as permitted by the following paragraph (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear the Restricted Notes Legend (each defined term in the legend being defined as such for purposes of the legend only):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT:

(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUERS SO REQUEST);

(ii) TO ANY OF THE ISSUERS; OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THIS SECURITY (INCLUDING ANY INTEREST HEREIN) MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” THAT IS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S.

PLAN SUBJECT TO ANY LAW OR REGULATION THAT IS SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) OR (IV) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF ANY OF THE FOREGOING BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY DESCRIBED IN (I), (II), (III) OR (IV), A “PLAN”), UNLESS THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY (OR ANY INTEREST HEREIN) BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

IN ADDITION, WITHOUT LIMITING THE FOREGOING, BY ACQUIRING THIS SECURITY (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE THAT IS A PLAN, INCLUDING THE PLAN’S FIDUCIARY RESPONSIBLE AT ANY TIME FOR THE PLAN’S INVESTMENT IN THIS SECURITY, WILL BE DEEMED TO REPRESENT AND WARRANT, AND ACKNOWLEDGE, AS APPLICABLE, AS LONG AS IT HOLDS SUCH INVESTMENT THAT: NONE OF THE ISSUERS, THE INITIAL PURCHASERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR AGENTS IS OR WILL BE A FIDUCIARY WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS SECURITY BY THE PLAN.”

In addition, each Definitive Note shall bear the following additional Legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(v) Global Note Legend. Each Global Note will bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO BT GLOBENET NOMINEES LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, BT GLOBENET NOMINEES LIMITED, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR OR CLEARSTREAM, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee, as applicable, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee, as applicable, to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected or incur any liability by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the applicable Depositary or any other Person with respect to the accuracy of the records of the applicable Depositary or any nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Common Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Common Depositary or any nominee thereof in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary, subject to the Applicable Procedures. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the applicable Depositary with respect to any members, participants and any beneficial owners thereof.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants, members or beneficial owners of the applicable Depositary in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee and the Issuers receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any losses, claims, expenses and liabilities that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (b) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than an Issuer) in trust or set aside, segregated and held in trust by the Issuers (if any Issuer shall act as its own Paying Agent) for the Holders of such

Notes; provided that, if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption has been duly given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of this Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuers). Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because any Issuer or an Affiliate of such Issuer holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02 hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and accrued interest and Additional Amounts, if any, with respect to the outstanding Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent in the exercise of any power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required expressly to exercise in or by reference to the interests of the Holders or any of them, Notes owned by any Issuer or any Guarantor, or by an Affiliate of any Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.11. Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in accordance with its then customary procedures (subject to the record retention requirement of the Exchange Act). Evidence of the disposal of all canceled Notes will be delivered to the Issuers upon the Issuers’ written request. The Issuers may not issue new Notes to replace Notes that they have redeemed, purchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee (and the Collateral Agent) in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers delivered at least five days (or such shorter period as the Trustee may agree) before such notice is requested to be sent to Holders, the Trustee in the name and at the expense of the Issuers) will give or cause to be given to Holders in accordance with Section 13.01 a notice prepared by the Issuers that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall have no duty to determine whether defaulted interest is payable or the amount of such defaulted interest.

Section 2.14. ISINs, Common Code Numbers, Etc. The Issuers in issuing the Notes may use ISIN and Common Code numbers (in each case, if then generally in use), and, if so, the Trustee shall use any such ISIN and Common Code numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the ISIN or Common Code numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee and the Paying Agent, at least five days prior to the date notice of redemption is to be delivered to the Holders of the Notes in accordance with Section 3.03 (unless a shorter time is acceptable to the Trustee), an Officer’s Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed;

(d) the redemption price and the amount of accrued interest and Additional Amounts, if any, to, but excluding, the redemption date;

(e) the name and address of the Paying Agent; and

(f) the applicable ISIN or Common Code numbers, as applicable.

Section 3.02. Selection of Notes to Be Redeemed. If fewer than all of the Notes are to be redeemed at any time, the Registrar will select Notes for redemption as follows:

(a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(b) if the Notes are not so listed, on a pro rata basis or by lot or pool factor or by a method the Registrar deems fair and appropriate, in each case, subject to the Applicable Procedures.

In the event of partial redemption or repurchase by lot, the particular Notes to be redeemed or repurchased will be selected, unless otherwise provided herein, not less than 10 days nor more than 60 days prior to the redemption date by the Registrar from the outstanding Notes not previously called for redemption or otherwise in accordance with the Applicable Procedures.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed. No Notes in principal amounts equal to or less than the Minimum Denomination can be redeemed in part.

Section 3.03. Notice of Optional Redemption. (a) With respect to any redemption of Notes pursuant to Section 3.07, notices of optional redemption will be given at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with Section 13.01, except that notices of redemption may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

(b) If any Note is to be optionally redeemed, the notice of redemption that relates to that Note will state:

(i) the clause of this Indenture pursuant to which the redemption shall occur;

(ii) the redemption date;

(iii) the principal amount of Notes to be redeemed;

(iv) the redemption price and the amount of accrued interest and Additional Amounts, if any, to, but excluding, the redemption date;

(v) the name and address of the Paying Agent; and

(vi) the applicable ISIN or Common Code numbers, as applicable.

(c) At the Issuers’ written request delivered at least 35 days prior to the redemption date unless the Trustee consents to a shorter period in writing, the Trustee shall give the notice of optional redemption in the Issuers’ name and at their expense; in such event, the Issuers shall provide the Trustee with the information required by this Section 3.03

(d) If any optional redemption or notice is subject to satisfaction of one or more conditions precedent, the notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of the applicable Depositary.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become, subject to Section 3.03(d), irrevocably due and payable on the redemption date at the redemption price and interest will cease to accrue on such Notes or portions thereof called for redemption on the applicable redemption date unless the Issuers default in the payment of the redemption price or accrued interest and Additional Amounts, if any.

Section 3.05. Deposit of Redemption Price. At or prior to 11:00 a.m., London time, on the redemption date, the Issuers will deposit with the Trustee or with the Paying Agent, money sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or such Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Amounts, if any, on all Notes to be redeemed following the redemption date.

If the Issuers comply with the provisions of the preceding paragraph, then, on and after the redemption date, subject to Section 3.03(d), interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the applicable Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07. Optional Redemption. Except pursuant to Section 3.07(a), (b) or (c) herein, the Notes will not be optionally redeemable by the Issuers; provided, however, the Issuers may acquire the Notes by means other than an optional redemption.

(a) At any time and from time to time prior to May 15, 2026, the Issuers may redeem some or all of the Notes at a redemption price equal to 100.000% of the principal amount of the Notes being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(b) At any time on or after May 15, 2026, the Issuers may redeem some or all of the Notes at the redemption prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the six-month period beginning on the dates indicated below:

Date	Redemption Price
May 15, 2026	102.250%
November 15, 2026 and thereafter	100.000%

(c) In addition, at any time prior to May 15, 2026, the Issuers may redeem up to 40% of the original principal amount of the outstanding Notes (including Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 104.500%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that (i) at least 55% of the aggregate principal amount of Notes originally issued on the date of this Indenture remains outstanding after each such redemption, and (ii) notice of any such redemption is delivered to the Trustee within 90 days of the closing of each such Equity Offering.

Notwithstanding anything in this Section 3.07 to the contrary, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Notes and this Indenture.

(d) In the event that Holders of not less than 90% in aggregate principal amount of the then-outstanding Notes accept a Change of Control Offer and the Issuers (or any third party making such Change of Control Offer in lieu of the Issuers as described in Section 4.07) purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following the Change of Control Payment Date relating to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such Change of Control Payment Date at a redemption price equal to the Change of Control Payment, plus to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of repurchase. In determining whether the holders of not less than 90% in aggregate principal amount of the then-outstanding Notes accept a Change of Control Offer, Notes owned by an Affiliate of the Issuers shall be deemed to be outstanding for the purposes of such Change of Control Offer.

Section 3.08. Mandatory Redemption. The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to repurchase Notes as described under Section 4.07. The Issuers may at any time and from time to time purchase Notes in the open market, pursuant to negotiated transactions or otherwise, which may include a consent solicitation.

Section 3.09. Redemption for Tax Reasons.

(a) The Issuers may, at their option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest thereon to, but excluding, the redemption date, at any time, if the Issuers have or, based upon a written opinion of independent tax counsel of nationally recognized standing selected by the Issuers, will become obliged to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or becomes effective on or after the date of the Offering Memorandum and the Issuers cannot avoid such payment obligation by taking commercially reasonable measures available to them.

(b) Notice of any redemption will be given pursuant to the procedures described under Section 3.03 hereof; provided that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Issuers would be obligated to pay such Additional Amounts on the Notes if a payment was then due.

(c) Notice of any redemption described above or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent as provided under Section 3.03 hereof.

Section 3.10. Additional Amounts.

(a) All payments of principal and interest in respect of the Notes by the Issuers or the Paying Agent on their behalf will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges imposed or levied by the United States or any political subdivision or taxing authority of or in the United States (collectively, “U.S. Taxes”), unless such withholding or deduction is required by law. In the event such withholding or deduction for U.S. Taxes is required by law, subject to the limitations described below, the Issuers will pay to or on account of any Non-U.S. Holder or any non-U.S. entity that is treated as a partnership for U.S. federal income tax purposes such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner of a Note, after withholding or deduction for such U.S. Taxes, will be equal to the amount such person would have received in the absence of such withholding or deduction. For purposes of this Section 3.10, “Non-U.S. Holder” means a beneficial owner of a Note other than a beneficial owner that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is (i) an individual who is a U.S. citizen or a resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under United States Department of the Treasury regulations to be treated as a United States person. Notwithstanding the foregoing, no Additional Amounts shall be payable with respect to any U.S. Taxes if such U.S. Taxes are imposed or levied for reasons unrelated to the Holder’s or beneficial owner’s ownership or disposition of such Notes, nor shall Additional Amounts be payable for or on account of:

(i) any U.S. Taxes which would not have been so imposed, withheld or deducted but for:

(A) the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States, being or having been engaged in a trade or business in the United States, being or having been present in the United States, or having or having had a permanent establishment in the United States;

(B) the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete exemption from such tax, assessment or other governmental charge (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY (and related documentation) or any subsequent versions thereof or successor thereto); or

(C) the Holder’s or beneficial owner’s present or former status as a personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(ii) any U.S. Taxes which would not have been imposed, withheld or deducted but for the failure of the holder or beneficial owner to meet the requirements (including the certification requirements) of Section 871(h) or Section 881(c) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

(iii) any U.S. Taxes which would not have been imposed, withheld or deducted but for the presentation by the Holder or beneficial owner of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period;

(iv) any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar U.S. Taxes;

(v) any U.S. Taxes which are payable otherwise than by withholding or deduction from a payment on such Note;

(vi) any U.S. Taxes which are imposed, withheld or deducted with respect to, or payable by, a Holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(vii) any U.S. Taxes required to be withheld or deducted by the Paying Agent from any payment on any Note, if such payment can be made without such withholding or deduction by the Paying Agent;

(viii) any U.S. Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

(ix) any U.S. Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the applicable payment becomes due or is duly provided for, whichever occurs later; or

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix).

(b) For purposes of this Section 3.10, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to the Notes will not constitute a connection (1) between the Holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

(c) Except as specifically provided under this Section 3.10, the Issuers will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.

(d) If the Issuers are required to pay Additional Amounts with respect to the Notes, the Issuers will notify the Trustee and the Paying Agent pursuant to an Officer’s Certificate that specifies the Additional Amounts payable with respect to the Notes and when the Additional Amounts are payable. The Trustee and Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary, without further inquiry, investigation, independent verification or liability of any kind. If the Trustee and the Paying Agent do not receive such an Officer’s Certificate from the Issuers, the Trustee and the Paying Agent may rely conclusively on the absence of such an Officer’s Certificate in assuming that no such Additional Amounts are payable.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. The Issuers will jointly and severally pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., London time, on the Business Day prior to the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest and Additional Amounts, if any, then due and the Paying Agent is not prohibited from paying such money to the Holders on the due date pursuant to the terms of this Indenture. The Issuers will confirm payment to the Paying Agent by providing it with a copy of the SWIFT confirmation. It is understood that no Agent will be obliged to make payment to the Holders until such time as the necessary funds have been received from the Issuers.

The Issuers will jointly and severally pay interest on overdue principal at the rate specified therefor in the Notes, and they shall jointly and severally pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02. Maintenance of Office or Agency. (a) The Issuers will maintain in one or more offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be made. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designate the Corporate Trust Office as one such office or agency of the Issuers in accordance with Section 2.04 hereof.

Section 4.03. Reports. (a) The Company shall provide to the Trustee, within 30 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to provide to the Trustee and the Holders of the Notes:

(i) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP; and

(ii) within 45 days after the end of each fiscal quarter of the Company not corresponding with the fiscal year-end, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a statement by the directors of the Company commenting on the performance of the Company and its subsidiaries for the quarter to which the financial statements relate and any material developments or proposals affecting the Company or business.

(b) The requirement for the Company to provide information may be satisfied by filing of such reports, documents and information via the Commission’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein, it being understood that the Trustee shall have no responsibility whatsoever to determine if such filings have been made, and that delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee may rely exclusively on Officer’s Certificates). To the extent any information is not provided within the time periods specified in clause (a) herein and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any default or Event of Default with respect thereto shall be deemed to have been cured.

(c) At any time when the Notes are “restricted securities” under Rule 144 under the Securities Act, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. Compliance Certificate. (a) The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending June 30, 2024), an Officer’s Certificate certifying that in the course of the performance by the signer of his or her duties as an Officer of an Issuer they would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does, the certificate shall describe the Default, its status and what action the Issuers are taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.

Section 4.05. [Reserved].

Section 4.06. Limitation on Liens. (a) The Company shall not, and shall not permit any Co-Issuer or any Guarantor to, enter into, create, incur or assume any Lien (except Permitted Liens) (the “Initial Lien”) on any property owned by any of them, whether now owned or hereafter acquired, in order to secure any Indebtedness (other than Indebtedness among the Issuers and the Guarantors), except, in the case of any property that does not constitute Collateral, for any Initial Lien securing any Indebtedness if the Notes are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien that is granted to secure the Notes pursuant to the preceding sentence shall be automatically and unconditionally released and discharged without any further action by any Person at the same time as the release and discharge of the Initial Lien that gave rise to the obligation to secure the Notes under this Section 4.06.

(b) For purposes of this Section 4.06, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (ii) in the event that a Lien meets the criteria of more than one of the types of Permitted Liens, the Company, in its sole discretion, shall classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Permitted Lien, and a Lien may be divided and classified and reclassified into more than one of such types of Liens. In addition, (A) for purposes of calculating compliance with Section 4.06(a), in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact that more than one Person is or becomes liable with respect to such Indebtedness and despite the fact that such Indebtedness is secured by the property of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on the property of one or more of the Company and its Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations) and (B) the expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 4.06.

Section 4.07. Offer to Repurchase upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuers at such time have given notice of redemption pursuant to paragraph (a) or (b) of Section 3.07(a) or Section 3.09 with respect to all outstanding Notes, the Issuers shall offer to repurchase all or any part (in a minimum principal amount equal to the Minimum Denomination and integral multiples of €1,000 in excess thereof) of each Holder’s Notes pursuant to an offer to repurchase on the terms set forth in this Indenture (the “Change of Control Offer”). In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of the Notes being repurchased plus accrued and unpaid interest on the Notes being repurchased, to, but excluding, the Change of Control Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuers at such time have given notice of redemption under the applicable provision of Section 3.07 or Section 3.09 referred to above with respect to all outstanding Notes, the Issuers will give prompt written notice to the Trustee and each Holder of Notes describing the transaction or transactions and ratings downgrade that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.07 by virtue of such conflict.

(b) At or prior to 11:00 a.m., London time, on the Change of Control Payment Date, the Issuers shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.

(c) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(ii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Issuers.

(d) The Paying Agent shall promptly deliver to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount equal to the Minimum Denomination and integral multiples of €1,000 in excess thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and repurchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a valid notice of redemption for all of the Notes has been given, or will be given contemporaneously with the Change of Control Triggering Event, pursuant to Section 3.07 and Section 3.09 unless and until such notice has been validly revoked or there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event or conditional upon the occurrence of a Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made.

(f) Subject to Sections 6.04 and 9.02(b), the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event pursuant to this Section 4.07 may be waived or modified with the written consent of Holders in a majority in principal amount of the Notes outstanding.

Section 4.08. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or make any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Restricted Subsidiary, except that:

(A) the Company may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests; or

(B) Restricted Subsidiaries may declare and make dividends or other distributions with respect to their Equity Interests (provided that if any such Restricted Subsidiary is not a Wholly Owned Subsidiary of the Company, such dividends or other distributions must be made on a pro rata basis to the holders of its Equity Interests or on a greater than ratable basis to the extent such greater payments are made solely to the Company and/or one or more Restricted Subsidiaries);

(ii) declare or make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company, in each case held by a Person other than the Company or a Restricted Subsidiary;

(iii) make any payment in respect of any purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Indebtedness prior to the scheduled maturity thereof (it being understood that payments of regularly scheduled principal, interest, mandatory prepayments, mandatory offers to purchase, fees, expenses and indemnification obligations shall be permitted) (such Indebtedness, collectively, “Restricted Indebtedness”), or any other payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Indebtedness or any other payment (including any payment under any Hedging Obligation) that has a substantially similar effect to any of the foregoing, other than Indebtedness permitted under Section 4.09(b)(iv) and (v); or

(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of such Restricted Payment:

(A) no Event of Default shall exist or would result therefrom;

(B) in the case of any Restricted Payment under clause (i), (ii) or (iii) above, immediately after giving effect to such transaction on a Pro Forma Basis, the Company could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in Section 4.09(a) hereof (in the case of Restricted Payments under clause (i) or (ii) above, to be determined, at the election of the Company, at the time of (x) declaration of such Restricted Payment or (y) the making or consummation, as applicable, of such Restricted Payment); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Existing Unsecured Debt Issue Date, including Restricted Payments permitted by Section 4.08(b)(i) hereof but excluding all other Restricted Payments permitted by Section 4.08(b) hereof, is less than the sum of (without duplication):

(1) $425,000,000; plus

(2) an amount, not less than zero in the aggregate, equal to 50% of Consolidated Net Income of the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the Existing Unsecured Debt Issue Date to the end of the fiscal quarter most recently ended; plus

(3) the Net Proceeds (or, if the proceeds thereof (including any assets acquired in connection with acquisitions permitted hereunder for which the Company issued Equity Interests as consideration) are other than cash, the fair market value (as determined in good faith by the Company) of such proceeds) actually received by the Company from and after the Existing Unsecured Debt Issue Date to such date from any capital contributions to, or the sale or issuance of Equity Interests of the Company (other than (i) Disqualified Stock, (ii) Equity Interests issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (iii) Equity Interests the Net Proceeds of which are used to repay long-term Indebtedness for borrowed money (other than (A) revolving loans or (B) Indebtedness of a Person, or Indebtedness secured by a Lien on the assets, being acquired in connection with acquisitions permitted hereunder for which the Company issues Equity Interests as consideration) and (iv) Excluded Contributions); plus

(4) the Net Proceeds of Indebtedness and Disqualified Stock of the Company and its Restricted Subsidiaries, in each case issued after the Existing Unsecured Debt Issue Date, which have been exchanged or converted into Equity Interests (other than of Disqualified Stock) of the Company, together with any cash and Cash Equivalents and the fair market value (as determined in good faith by the Company) of any assets that are received by the Company or any Restricted Subsidiary upon such exchange or conversion; plus (e) the Net Proceeds received by the Company and its Restricted Subsidiaries of Dispositions of Restricted Investments previously made under this clause (C); plus

(5) returns received in cash or Cash Equivalents by the Company and its Restricted Subsidiaries on Investments made using this clause (C); plus

(6) (x) the Investments of the Company and its Restricted Subsidiaries made using this clause (C) in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Company or any of its Restricted Subsidiaries (up to the fair market value (as determined in good faith by the Company) of the Investments of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation or merger or consolidation) and (y) the fair market value (as determined in good faith by the Company) of the assets of any Unrestricted Subsidiary acquired by such Unrestricted Subsidiary with the proceeds of Investments of the Company and its Restricted Subsidiaries made using this clause (C) in such Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Company and its Restricted Subsidiaries (up to the fair market value (as determined in good faith by the Company) of the Investments of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such transfer, conveyance or other distribution); plus

(7) Declined Amounts (as defined below).

(b) The foregoing provisions will not prohibit:

(i) the making of any dividend, payment or other distribution or the consummation of any irrevocable redemption within 180 days after the date of declaration of such dividend, payment or other distribution or giving of the redemption notice, as applicable, will not be prohibited if, at the date of declaration or notice such dividend, payment or other distribution or redemption would have complied with the terms of this Indenture;

(ii) repurchases by the Company of partial interests in its Equity Interests for nominal amounts which are required to be repurchased in connection with the exercise of stock options or warrants to permit the issuance of only whole shares of Equity Interests;

(iii) the Company may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company (including related stock appreciation rights or similar securities) held by any future, present or former director, officer, member of management, employee or consultant of the Company or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing); provided that (A) at the time of any such repurchase, retirement or other acquisition or retirement for value no Default has occurred and is continuing or would result therefrom, (B) the aggregate amount of Restricted Payments made under this clause (iii) in any fiscal year does not exceed (x) $20,000,000 (the “Yearly Limit”) plus (y) the portion of the Yearly Limit from each of the immediately preceding four fiscal years (not including any fiscal year ending prior to 2018) which was not expended by the Company for Restricted Payments in such fiscal years (the “Carryover Amount” and in calculating the Carryover Amount for any fiscal year, the Yearly Limit applicable to the previous fiscal years shall be deemed to have been utilized first by any Restricted Payments made under this clause (iii) in such fiscal year) plus (z) an amount equal to the cash proceeds from the sale of Equity Interests to directors, officers, members of management, employees or consultants of the Company or of its Subsidiaries (or the estate, heirs, family members, spouse or former spouse of any of the foregoing) in such fiscal year;

(iv) the repurchase of Equity Interests of the Company that occurs upon the cashless exercise of stock options, warrants or other convertible securities as a result of the Company accepting such options, warrants or other convertible securities as satisfaction of the exercise price of such Equity Interests;

(v) the Company and any Restricted Subsidiary may pay cash payments in lieu of fractional shares in connection with (i) any dividend, split or combination of its Equity Interests or any permitted acquisition (or similar Investment) or (ii) the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any of its Subsidiaries;

(vi) repurchase of Equity Interests deemed to occur upon the non-cash exercise of Equity Interests to pay Taxes;

(vii) the Company and its Restricted Subsidiaries may make Restricted Payments under clause (a)(i) or (a)(ii) above in an aggregate amount in any fiscal year not to exceed the greater of $400,000,000 and 23.0% of Adjusted EBITDA (in each case as determined at the time any such Restricted Payment is made (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination), it being agreed that the Company shall be permitted to carry forward unused amounts to subsequent fiscal years (beginning with unused amounts in the fiscal year ending June 30, 2018); provided that as of the date of any such Restricted Payment and after giving effect thereto on a Pro Forma Basis, the Company could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in Section 4.09(a) hereof and no Event of Default shall exist or result therefrom;

(viii) the Company and its Restricted Subsidiaries may make Restricted Payments under clause (a)(i) or (a)(ii) above if the Total Net Leverage Ratio on a Pro Forma Basis as of the end of the most recent Measurement Period is less than or equal to 3.25:1.00; provided that no Event of Default shall exist or result therefrom;

(ix) the Company and its Restricted Subsidiaries may make Restricted Payments under clause (a)(i) or (a)(ii) above in an aggregate amount not to exceed $500,000,000; provided that as of the date of any such Restricted Payment and after giving effect thereto, no Event of Default shall exist or result therefrom;

(x) the Company may make Restricted Payments in an amount not to exceed the amount of Excluded Contributions previously received by the Company and Not Otherwise Applied;

(xi) repurchases of the Company’s Class A common stock pursuant to the share repurchase authorization described in that certain Form 8-K of the Company dated August 13, 2015 and the Company’s share repurchase program referenced therein;

(xii) refinancings of Restricted Indebtedness to the extent permitted by Section 4.09 hereof;

(xiii) payments or other distributions in respect of principal or interest on, or payment or other distribution on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, Restricted Indebtedness, if the Total Net Leverage Ratio on a Pro Forma Basis as of the end of the most recent Measurement Period is less than or equal to 3.50:1.00 and no Event of Default shall exist or would result from the making of such payment or distribution;

(xiv) payments or other distributions in respect of the purchase, redemption, retirement, acquisition, cancellation or termination of, Restricted Indebtedness, in an aggregate amount not to exceed in any fiscal year the greater of $25,000,000 and 1.5% of Adjusted EBITDA (as determined at the time any such payment or distribution is made (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) (it being understood that the Company shall be permitted to carry forward unused amounts to subsequent fiscal years); provided that at the time of any such payment or other distribution, no Event of Default shall exist or would result therefrom;

(xv) payment-in-kind interest with respect to Restricted Indebtedness permitted by this Indenture;

(xvi) payments as part of an “applicable high yield discount obligation” catch-up payment with respect to Restricted Indebtedness permitted by this Indenture;

(xvii) the conversion of any Restricted Indebtedness to Equity Interests (other than Disqualified Stock) or the prepayment of Restricted Indebtedness in an amount not to exceed the amount of Excluded Contributions previously received by the Company; and

(xviii) payments or other distributions in respect of the purchase, redemption, retirement, acquisition, cancellation or termination of, Restricted Indebtedness, in an aggregate amount not to exceed the greater of $25,000,000 and 1.5% of Adjusted EBITDA (as determined at the time any such payment or other distribution is made (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination); provided that at the time of any such payment or other distribution, no Event of Default shall exist or would result therefrom.

(c) As of the Issue Date, all of the Company’s Subsidiaries are Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to Section 4.12 hereof. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be an Investment in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if an Investment in such amount would be permitted at such time, whether as a Restricted Payment or a Permitted Investment, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the covenants set forth in this Indenture.

(d) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company or senior management thereof whose good-faith determination will be conclusive.

Section 4.09. Limitation on Incurrence of Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Total Net Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 5.50 to 1.00, determined on a Pro Forma Basis (including the application on a Pro Forma Basis of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended Measurement Period; provided further, however, that Non-Guarantor Subsidiaries may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving Pro Forma Effect to such incurrence or issuance, the amount of Indebtedness or Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries outstanding pursuant to this Section 4.09(a) (together with any Refinancing Indebtedness in respect thereof) and clause (xxxi) below exceeds the greater of (x) $300.0 million and (y) 18.0% of Adjusted EBITDA as of the last day of the most recently ended Measurement Period on or prior to the date of determination.

(b) The foregoing limitations will not apply to:

(i) Indebtedness under the Credit Facilities (including the Notes issued on the Issue Date and the Existing Secured Notes) by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided, however, that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness under this clause (i) does not exceed at any one time the sum of (A) $5,350 million and (B) (x) $1,750 million (the “Fixed Incremental Amount”), plus (y)(1) additional amounts of First Lien Indebtedness if, after giving effect to the incurrence thereof (but excluding the cash proceeds thereof for the purposes of calculating such ratio) the Company is in compliance, on a Pro Forma Basis, with a Consolidated Senior Secured First Lien Debt Ratio of not more than 3.00:1.00 and (2) additional amounts of Secured Indebtedness (other than First Lien Indebtedness) if, after giving effect to the incurrence thereof but excluding the cash proceeds thereof for the purposes of calculating such ratio, the Company is in compliance, on a Pro Forma Basis, with a Secured Net Leverage Ratio of not more than 4.75:1.00 (such amounts under subclauses (1) and (2), the “Ratio Incremental Amount” and, together with the Fixed Incremental Amount, the “Incremental Amount”) as of the end of the most recent Measurement Period; provided that for purposes of clause (y), if the proceeds will be applied to finance a Limited Condition Transaction, the Ratio Incremental Amount will be determined in accordance with Section 1.04(b) hereof; provided, further, that if the Company or any Restricted Subsidiary incurs Indebtedness using the Fixed Incremental Amount on the same date that it incurs Indebtedness using the Ratio Incremental Amount, the Consolidated Senior Secured First Lien Debt Ratio or the Secured Net Leverage Ratio, as applicable, will be calculated without regard to any incurrence of Indebtedness under the Fixed Incremental Amount;

(ii) [reserved];

(iii) Indebtedness of the Company or any of its Restricted Subsidiaries existing, or any Preferred Stock of the Company or any Preferred Stock of the Company or any of its Restricted Subsidiaries issued, on the Issue Date (other than Indebtedness described in clauses (i) and (xxv));

(iv) Indebtedness among the Company and its Subsidiaries (including between or among Subsidiaries); provided that any such Indebtedness, individually, of the Company, any Co-Issuer or any Guarantor owing to a Non-Guarantor Subsidiary in excess of $15,000,000 must be expressly subordinated to the Obligations under this Indenture within 30 days of the incurrence of such Indebtedness;

(v) Guarantees by the Company of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary; provided that (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary shall be subject to compliance with Section 4.08 hereof (other than clause (5) of the definition of “Permitted Investments”); (B) Guarantees permitted under this clause (v) shall be subordinated to the Obligations under this Indenture of the applicable Restricted Subsidiary to the same extent and on terms not materially less favorable to the Holders as the Indebtedness so Guaranteed is subordinated to the Obligations under this Indenture; and (C) no Indebtedness incurred pursuant to Section 4.09(a) hereof or clauses (i) or (xxxi) of this Section 4.09(b), or any Permitted Refinancing Indebtedness in respect thereof shall be Guaranteed by any Restricted Subsidiary unless such Restricted Subsidiary is an Issuer or a Guarantor;

(vi) (A) Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition, lease, construction, replacement, repair or improvement of any assets or other Investments permitted hereunder (including rolling stock), including Capital Lease Obligations, mortgage financings, purchase money indebtedness (including any industrial revenue bonds, industrial development bonds and similar financings); provided that (1) such Indebtedness is incurred prior to or within two hundred seventy (270) days after such acquisition or lease or the completion of such construction, replacement, repair or improvement and (2) the aggregate amount of Indebtedness permitted pursuant to this clause (vi)(A) shall not exceed the greater of $100,000,000 and 13.0% of Adjusted EBITDA (determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) at any time outstanding, and (B) any Permitted Refinancing Indebtedness in respect thereof;

(vii) Indebtedness arising in connection with (A) Hedging Obligations entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual or potential exposure (other than those in respect of Equity Interests of the Company or any of its Restricted Subsidiaries), except as may be related to convertible indebtedness, including to hedge or mitigate foreign currency and commodity price risks, (B) Hedging Obligations entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of the Company or any Restricted Subsidiary and (C) any accelerated share repurchase contract, prepaid forward purchase contract or similar contract with respect to the purchase by the Company of its Equity Interest, which purchase is permitted by Section 4.08 hereof; provided that Guarantees by any Issuer or any Guarantor of such Indebtedness of any Unrestricted Subsidiary shall be subject to compliance with Section 4.08 hereof;

(viii) (A) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof (including any Indebtedness assumed in connection with the acquisition of a Restricted Subsidiary); provided that (1) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (2) the Company, on a Pro Forma Basis, could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in (a) and (B) any Permitted Refinancing Indebtedness in respect thereof;

(ix) obligations in respect of workers’ compensation claims, health, disability or other employee benefits, unemployment insurance and other social security laws or regulations or property, casualty or liability insurance and premiums related thereto, self-insurance obligations, obligations in respect of bids, tenders, trade contracts, governmental contracts and leases, statutory obligations, customs, surety, stay, appeal and performance bonds, and performance and completion guarantees and similar obligations incurred by the Company or any Restricted Subsidiary, in each case in the ordinary course of business;

(x) to the extent constituting Indebtedness, contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to the real property of the Company or any Restricted Subsidiary;

(xi) to the extent constituting Indebtedness, customary indemnification and purchase price adjustments or similar obligations (including earn-outs) incurred or assumed in connection with Investments and Dispositions otherwise permitted hereunder;

(xii) to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(xiii) to the extent constituting Indebtedness, deferred compensation or similar arrangements payable to future, present or former directors, officers, employees, members of management or consultants of the Company and the Restricted Subsidiaries;

(xiv) Indebtedness in respect of repurchase agreements constituting Cash Equivalents;

(xv) Indebtedness consisting of promissory notes issued by the Company or any Restricted Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses or former spouses, domestic partners or former domestic partners to finance the purchase or redemption of Equity Interests of the Company permitted by Section 4.08 hereof;

(xvi) cash management obligations and Indebtedness incurred by the Company or any Restricted Subsidiary in respect of netting services, overdraft protections, commercial credit cards, stored value cards, purchasing cards and treasury management services, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate deposit network services, dealer incentive, supplier finance or similar programs, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management and similar arrangements, in each case entered into in the ordinary course of business in connection with cash management, including among the Company and its Restricted Subsidiaries, and deposit accounts;

(xvii) (A) Indebtedness consisting of the financing of insurance premiums and (B) take-or-pay obligations constituting Indebtedness of the Company or any Restricted Subsidiary, in each case, entered into in the ordinary course of business;

(xviii) Indebtedness incurred by any Issuer or any Guarantor with respect to letters of credit, bank guarantees or similar instruments issued for the purposes described in clauses (13), (14), (16), (29) and (30) of the definition of “Permitted Liens” or issued to secure trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business or consistent with past practice and the obligations arising under drafts accepted and delivered in connection with a drawing thereunder; provided that (A) upon the drawing of any such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within thirty (30) days following such drawing or incurrence and (B) the aggregate outstanding face amount of all such letters of credit or bank guarantees does not exceed $50,000,000 at any time;

(xix) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar agreement entered into with the seller of a Person that is to be acquired, in whose Equity Interests an Investment is to be made or whose (or whose business unit’s, line’s or division’s) assets are to be acquired in an acquisition permitted by Section 4.08 hereof or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby;

(xx) Indebtedness of the type described in clause (e) of the definition thereof to the extent the related Lien is permitted under Section 4.06 hereof;

(xxi) other Indebtedness of the Company and its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted by this clause (xxi) shall not exceed the greater of $425,000,000 and 25.0% of Adjusted EBITDA (determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) at any time outstanding;

(xxii) unsecured Indebtedness in respect of obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(xxiii) Indebtedness of Non-Guarantor Subsidiaries in an aggregate amount outstanding not to exceed the greater of $125,000,000 and 7.0% of Adjusted EBITDA (determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination) in the aggregate; provided that such Indebtedness is either (i) unsecured or (ii) secured by only the Equity Interests in or assets of such Non-Guarantor Subsidiary;

(xxiv) to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Company and its Subsidiaries including Guarantees and Investments permitted under clause (27) of the definition of “Permitted Investments”;

(xxv) the Existing Unsecured Notes and any Permitted Refinancing Indebtedness in respect thereof;

(xxvi) Indebtedness of the Company or any Restricted Subsidiary that is secured by Liens on the Collateral ranking junior to the Liens securing the Obligations under this Indenture; provided that after giving effect to the incurrence of such Indebtedness, a Secured Net Leverage Ratio, on a Pro Forma Basis, shall not exceed 4.75:1.00;

(xxvii) Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any issuing bank to support any defaulting lender’s participation in letters of credit otherwise permitted under this Section 4.09;

(xxviii) Indebtedness of the Company or any Restricted Subsidiary to the extent that 100% of such Indebtedness is supported by any letter of credit issued under the Credit Agreement;

(xxix) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(xxx) (A) unsecured Indebtedness of the Company or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the Company from the issuance or sale of Qualified Equity Interests to the extent the relevant Net Proceeds are Not Otherwise Applied and (B) any Permitted Refinancing Indebtedness in respect thereof;

(xxxi) Indebtedness incurred to finance an Investment permitted under this Indenture subject to the following conditions: (A) if such Indebtedness is incurred by an Issuer or a Guarantor and secured by the Collateral on a pari passu basis to the Notes, the Consolidated Senior Secured First Lien Debt Ratio would be no greater than the Consolidated Senior Secured First Lien Debt Ratio immediately prior to giving effect to such incurrence of Indebtedness on a Pro Forma Basis; (B) if such Indebtedness is incurred by an Issuer or a Guarantor and secured by the Collateral on a junior basis to the Notes, the Secured Net Leverage Ratio would be no greater than the Secured Net Leverage Ratio immediately prior to giving effect to such incurrence of Indebtedness on a Pro Forma Basis; and (C) if such Indebtedness is (x) unsecured and incurred by an Issuer or a Guarantor or (y) incurred by a non-Guarantor Subsidiary, the Total Net Leverage Ratio would be no greater than the Total Net Leverage Ratio immediately prior to giving effect to such incurrence of Indebtedness on a Pro Forma Basis, in each case together with any Permitted Refinancing Indebtedness in respect thereof; provided that Non-Guarantor Subsidiaries may not incur Indebtedness pursuant to this clause (xxxi) if, after such incurrence, on a Pro Forma Basis, the amount of Indebtedness of Non-Guarantor Subsidiaries outstanding pursuant to this clause (xxxi) and Section 4.09(a) hereof exceeds the greater of $300,000,000 and 18.0% of Adjusted EBITDA as of the last day of the most recently ended Measurement Period on or prior to the date of determination;

(xxxii) Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 4.09(a) hereof or clause (iii) of this Section 4.09(b);

(xxxiii) Indebtedness of any Restricted Subsidiary incurred for local working capital purposes in an aggregate amount outstanding not to exceed $150,000,000;

(xxxiv) Indebtedness of a Receivables Subsidiary pursuant to any Permitted Receivables Facility; and

(xxxv) Indebtedness of the Issuers and the Guarantors arising under a declaration of joint and several liability used for the purpose of section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) Dutch Civil Code and Indebtedness arising as a result of a fiscal unity (fiscale eenheid) of two entities for Dutch tax purposes).

(c) The Issuers will be entitled to divide and classify, and may from time to time redivide and reclassify, an item of Indebtedness in more than one of the types of Indebtedness described in clause (a) and clauses (b)(i) through (b)(xxxv) above, as more fully set forth, and subject to the limits described, in Section 1.04(b).

(d) The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock, accretion or amortization of original issue discount or liquidation preferences and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate or currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09. The principal amount of any non-interest-bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Company dated such date prepared in accordance with GAAP. Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness, Disqualified Stock or Preferred Stock that is otherwise included in the determination of a particular amount of Indebtedness, Disqualified Stock or Preferred Stock shall not be included for purposes of this Section.

(e) Notwithstanding the above, if any Indebtedness is incurred as Permitted Refinancing Indebtedness originally incurred pursuant to this Section 4.09, and such Permitted Refinancing Indebtedness would cause any applicable dollar-denominated or Adjusted EBITDA restriction described under this Section 4.09 to be exceeded if calculated on the date of such Permitted Refinancing Indebtedness, such dollar-denominated or Adjusted EBITDA restriction, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness is permitted to be incurred pursuant to the definition of “Permitted Refinancing Indebtedness.”

(f) If Indebtedness, Disqualified Stock or Preferred Stock originally incurred in reliance upon a percentage of Adjusted EBITDA under this Section 4.09 is being refinanced and such refinancing would cause the maximum amount of Indebtedness, Disqualified Stock or Preferred Stock thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness, Disqualified Stock or Preferred Stock will be deemed to have been incurred under the applicable provision so long as the principal amount or liquidation preference of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount or liquidation preference of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, plus additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest or dividends, premiums (including tender premiums), defeasance costs, underwriting or initial purchaser discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

(g) In connection with the Company’s or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Company may elect to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time and (ii) the Company may revoke an election of an Elected Amount at any time and, thereafter, any future drawing on such revolving Indebtedness shall be deemed an incurrence of additional Indebtedness.

(h) If Indebtedness originally incurred in reliance upon the Consolidated Senior Secured First Lien Debt Ratio or the Secured Net Leverage Ratio under clause (i) above is being Refinanced under Section 4.09(b)(i) and such Refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such Refinancing will nevertheless be permitted thereunder and such Indebtedness will be deemed to have been incurred under Section 4.09(b)(i) so long as (x) the Liens securing such refinancing Indebtedness have a lien priority (without regard to control of remedies) equal or junior to the Liens securing the Indebtedness being Refinanced and (y) the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses associated with such refinancing Indebtedness).

(i) The principal amount or liquidation preference of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. This Indenture will not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is secured by different collateral or issued or guaranteed by other obligors (or as a result of the control of remedies).

Section 4.10. Asset Sales. (a) the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(i) the Company or any such Restricted Subsidiary, as the case may be, receives consideration (including, but not limited to, by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with, such Asset Sale) at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii) except in the case of an Asset Swap, in the Company’s good-faith determination, at least 75% of the consideration therefor, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Company or any such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on the Company’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or such Restricted Subsidiary (other than contingent obligations and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Asset Sale) or are acquired and extinguished by the Company or such Restricted Subsidiary and, in each case, for which the Company and all such Restricted Subsidiaries shall have no further obligation with respect thereto;

(B) any notes or other obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary or reasonably expected by the Company acting in good faith to be converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

(C) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (I) the amount of the cash received (less the cost of disposition, if any) and (II) the initial amount of such Designated Non-Cash Consideration) not to exceed the greater of (x) $200,000,000 and (y) 12.5% of Adjusted EBITDA (as determined at the time any such Asset Sale is made (calculated on a Pro Forma Basis) as of the last day of the most recently ended Measurement Period on or prior to the date of determination), with the fair market value (as determined in good faith by the Company) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(D) any Capital Stock or assets described in clauses (b)(ii)(A) and (b)(ii)(B) below,

shall be deemed to be cash for purposes of this provision and for no other purpose.

(b) Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale (or, if the Company’s Secured Net Leverage Ratio is lower than or equal to 2.50:1.00 on a Pro Forma Basis, 50% of such Net Proceeds):

(i) to permanently reduce:

(A) Obligations under the Notes or any other Pari Passu Indebtedness (including obligations under the Credit Facilities and the Existing Secured Notes) of any Issuer or a Guarantor (and to correspondingly reduce commitments with respect thereto, if applicable); provided that if such Net Proceeds are applied to other Pari Passu Indebtedness then the Issuers shall (I) equally and ratably reduce Obligations under the Notes (x) as provided under Section 3.07 or (y) through open market purchases or (II) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Notes that would otherwise be redeemed under this clause (I), or

(B) Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(ii) to (A) make an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business, such that it constitutes a Restricted Subsidiary, (B) acquire properties (other than Capital Stock) or (C) make capital expenditures that, in the case of each of clauses (A), (B) and (C) are either (x) used or useful in a Related Business or (y) replace, repair, improve or maintain assets to be used or useful in a Related Business (provided that such assets or Capital Stock shall become Collateral (unless such assets or Capital Stock are Excluded Assets or otherwise are not pledged to secure any other First-Priority Obligations) under the Security Documents and in accordance with this Indenture substantially simultaneously with such Investment or acquisition to the extent the assets disposed of constituted Collateral); or

(iii) any combination of the foregoing;

provided that, in the case of clause (ii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); and provided, further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(c) Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) hereof will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company or any Restricted Subsidiary shall make an offer to all Holders of the Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for or permitted by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.

(d) The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 15 Business Days after the date that Excess Proceeds exceed $50.0 million by electronically delivering or mailing the notice required pursuant to the terms of this Indenture, with a written copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Excess Proceeds by making an Asset Sale Offer with respect to such Excess Proceeds prior to the time period that may be required by this Indenture with respect to all or a part of the available Excess Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture (an “Advance Offer”).

(e) To the extent that the aggregate principal amount (or accreted value, if applicable) of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Company and its Subsidiaries may use any remaining Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) (the “Declined Amounts”) for any purpose, subject to clause (f) below and the other covenants contained in this Indenture. If the aggregate amount (or accreted value, if applicable) of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Trustee shall select the Notes and the Issuers or the agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased (i) if the Notes or such Pari Passu Indebtedness are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such Pari Passu Indebtedness, as applicable, are listed, (ii) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such Pari Passu Indebtedness tendered or (iii) by lot or such similar method in accordance with the procedures of DTC, Euroclear and Clearstream, as applicable; provided that no Notes of €100,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer (or Advance Offer), the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) shall be reset at zero.

(f) An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes and/or Note Guarantees (but the Asset Sale Offer or Advance Offer may not condition tenders on the delivery of such consents).

(g) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by this Indenture.

(h) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

Section 4.11. Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate payments, for any such transaction or series of related transactions (each of the foregoing, an “Affiliate Transaction”), in excess of $15,000,000, unless:

(i) such Affiliate Transactions are at prices and on terms and conditions, taken as a whole, not materially less favorable to the Company or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or, if in the good-faith judgment of the Company no comparable transaction is available with which to compare such transactions, such Affiliate Transactions are otherwise fair to the Company or such Restricted Subsidiary from a financial point of view as determined by the Company in good faith; or

(ii) with respect to such Affiliate Transactions, the Company has obtained a letter from an independent financial advisor stating that such transactions are fair from a financial point of view.

(b) The foregoing provisions will not apply to the following:

(i) transactions between or among the Company and its Restricted Subsidiaries not involving any other Affiliate;

(ii) any Restricted Payment (including any transaction specifically excluded from the definition of the term “Restricted Payments”) that is permitted under Section 4.08 and any Permitted Investment;

(iii) the payment of reasonable and customary fees and expenses, and the provision of customary indemnification to directors, officers, employees, members of management and consultants of the Company and the Subsidiaries;

(iv) sales or issuances of Equity Interests to Affiliates of the Company which are otherwise permitted or not restricted by this Indenture;

(v) loans and other transactions by and among the Company and/or the Subsidiaries to the extent permitted under the covenants contained in this Indenture;

(vi) transactions with joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business;

(vii) employment and severance arrangements (including options to purchase Equity Interests of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans) between the Company and any Restricted Subsidiary and their directors, officers, employees, members of management and consultants in the ordinary course of business;

(viii) the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of, any agreement in existence or contemplated as of the Issue Date, as these agreements may be amended, restated, amended and restated, supplemented, extended, renewed or otherwise modified from time to time; provided, however, that any future amendment, restatement, amendment and restatement, supplement, extension, renewal or other modification entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous in any material respect, taken as a whole, to the Holders than the terms of the agreements on the Issue Date;

(ix) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect in the good-faith judgment of the Company when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger);

(x) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Company and the Restricted Subsidiaries in such joint venture), non-Wholly Owned Subsidiaries and Unrestricted Subsidiaries in the ordinary course of business to the extent otherwise permitted under the definition of “Permitted Investments”;

(xi) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, or are on terms at least as favorable, in all material respects, as might reasonably have been obtained at such time from an unaffiliated party;

(xii) the entering into of any Tax sharing agreement or arrangement to the extent payments under such agreement or arrangement would otherwise be permitted under Section 4.08 hereof;

(xiii) any contribution to the capital of the Company or any of its Restricted Subsidiaries;

(xiv) the formation and maintenance of any consolidated group or subgroup for Tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xv) transactions undertaken in good faith (as certified by a Responsible Officer of the Company) for the purpose of improving the consolidated Tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xvi) any other transaction with an Affiliate, which is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of the Company in good faith; and

(xvii) (A) investments by any Affiliate in securities of the Company or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliate in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (B) payments to such Affiliates in respect of securities of the Company or any Restricted Subsidiary contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Company or any Restricted Subsidiary, in each case, in accordance with the terms of such securities.

(c) If the Company or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company or any Restricted Subsidiary of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company or any Restricted Subsidiary of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction).

Section 4.12. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate any Restricted Subsidiary (other than a Co-Issuer) of the Company to be an Unrestricted Subsidiary; provided that:

(i) any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 4.09;

(ii) the aggregate value (as determined in accordance with this Indenture) of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.08 hereof;

(iii) the Subsidiary being so designated has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except (A) to the extent such Guarantee or credit support would be released upon such designation or (B) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and

(iv) no Default or Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (iii) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments or Liens on the property of such Subsidiary will be deemed to be incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under this Indenture, the Issuers will be in default under this Indenture.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness (including any Obligations that are non-recourse) of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.09 hereof; and

(ii) no Default or Event of Default would be in existence following such designation.

Section 4.13. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any of its Non-Guarantor Subsidiaries, to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or consensual restriction on the ability of any such Non-Guarantor Subsidiary to:

(i) (A) pay dividends or make any other distributions to any Issuer or any Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to any Issuer or any Guarantor;

(ii) make loans or advances to any Issuer or any Guarantor; or

(iii) sell, lease or transfer any of its properties or assets to any Issuer or any Guarantor, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(A) contractual encumbrances or restrictions (I) in effect on the Issue Date, or (II) pursuant to the Credit Facilities and the related documentation and related Hedging Obligations;

(B) (I) this Indenture, the Notes and the Note Guarantees, (II) the indentures governing the Existing Notes, the Existing Notes and the guarantees thereof, including any future guarantees, (III) the Security Documents and (IV) any agreement governing Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided that the provisions relating to restrictions of the type described in clauses (i) through (iii) above contained in such agreement, taken as a whole, (x) are not materially more restrictive, taken as a whole, as determined in good faith by the Company, than the provisions contained in the Credit Facilities, the Security Documents (including, for the avoidance of doubt, in each case any amendments, supplements, modifications, restatements or refinancings thereof), or in this Indenture or in the indentures governing the Existing Notes, as applicable, in each case as in effect when initially executed or (y) will not, in the good-faith judgment of the Company, affect the ability of the Issuers to make anticipated payments of principal, premium, if any, interest or any other payments on the Notes;

(C) purchase money obligations and Capital Lease Obligations that impose restrictions of the nature discussed in clause (iii) above on the property so acquired or leased;

(D) applicable law or any applicable rule, regulation, license, permit or order;

(E) (I) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation thereof) and (II) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries (including the acquisition of a minority interest of such Person) in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(F) contracts for the direct or indirect sale or disposition of assets (including agreements in connection with a sale and leaseback transaction or merger), including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the direct or indirect sale or disposition of any of the Capital Stock or assets of such Subsidiary;

(G) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.06 and 4.09 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(H) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(I) other Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;

(J) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture or other arrangements;

(K) customary provisions contained in leases, sub-leases, licenses or sub-licenses and other agreements, including with respect to intellectual property, in each case, entered into in the ordinary course of business or as is typical in the same or similar industries or that in the judgment of the Company would not materially impair the Issuers’ ability to make payments under the Notes when due;

(L) restrictions in agreements or instruments that prohibit the payment or making of dividends other than on a pro rata basis;

(M) provisions restricting assignment of any agreement entered into in the ordinary course of business;

(N) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary or the assignment of any license or sub-license agreement;

(O) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and

(P) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good-faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(b) For purposes of determining compliance with this Section 4.13, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of (including the application of any standstill requirements to) loans and advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.14. Additional Guarantees. On or after the Issue Date, if the Company or any Wholly Owned Domestic Subsidiary acquires or creates another Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) that provides a Guarantee of any Issuer’s or any Guarantor’s obligations, or any Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) becomes an obligor, under any Material Indebtedness, then, within 30 days after such Wholly Owned Domestic Subsidiary provides such Guarantee or becomes such an obligor, the Company shall cause each such Wholly Owned Domestic Subsidiary to execute a supplemental indenture substantially in the form attached hereto as Exhibit D, providing for a Note Guarantee by such Wholly Owned Domestic Subsidiary, and deliver such Security Documents or supplements thereto as may be necessary to provide a Lien on all of such Guarantor’s assets (other than Excluded Assets); provided that any extensions of time or waivers as are granted by the administrative agent under the Credit Agreement for the comparable requirement under the Credit Agreement or any related loan document shall automatically be granted under this Indenture and the Security Documents.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to provide a Note Guarantee to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30-day period described above.

Section 4.15. Waiver of Stay, Extension or Usury Laws. Each Issuer and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent permitted by applicable law) that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.16. Covenant Suspension When Notes Obtain Investment Grade Rating. (a) Beginning on the day of a Covenant Suspension Event (as defined below) and ending on a Reversion Date (as defined below) (such period, a “Suspension Period”) with respect to the Notes, Sections 4.08, 4.09, 4.10, 4.11, 4.13, 4.14 (but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Period) and 5.01(a)(iv) hereof will not be applicable to the Notes (collectively, the “Suspended Covenants”).

(b) On each Reversion Date, (i) all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction entered into during the Suspension Period) will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(iii); (ii) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.11(b)(viii) hereof; (iii) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (a)(i) through (a)(iii) of Section 4.13 hereof that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 4.13(b) hereof; (iv) no Subsidiary of the Company shall be required to comply with Section 4.14 hereof after such reinstatement with respect to any Guarantee or obligation entered into by such Subsidiary during any Suspension Period; and (v) all Investments made during the Suspension Period (or deemed made in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been made under clause (2)(i) of the definition of “Permitted Investments.”

(c) Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.08 hereof will be made as though Section 4.08 hereof had been in effect since the Issue Date and prior, but not during, the Suspension Period (including with respect to a Limited Condition Transaction entered into during the Suspension Period). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.08(a) hereof.

(d) As described above, (i) no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period that were permitted at such time and none of the Company nor any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), and (ii) following a Reversion Date, the Company and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations entered into or arising during any Suspension Period and to consummate the transactions contemplated thereby, including any payments thereunder.

(e) Notwithstanding the foregoing, during the Suspension Period the Company shall not designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period, and, following the Reversion Date, such designation shall be deemed to have created an Investment or Restricted Payment pursuant to Section 4.08(d) hereof at the time of such designation.

(f) For purposes of Section 4.10 hereof, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

(g) The Note Guarantees will be suspended during the Suspension Period. In addition, immediately upon the commencement of the Suspension Period and without further action of any Person, the security interests of the Collateral Agent and the other secured parties in the Collateral shall be terminated and released. During the Suspension Period, the Collateral Agent shall execute and deliver, at the Company’s expense, all documents or other instruments that the Company shall reasonably request to evidence the termination and release of such security interests and shall return all Collateral in their possession to the applicable Issuer or Guarantor. During any Suspension Period, the Issuers and the Guarantors shall not be required to comply with the Security Documents.

(h) On the Reversion Date, the security interests of the Collateral Agent and the other secured parties in the Collateral shall, without any further action on the part of the Collateral Agent and the other secured parties, be reinstated and the provisions of the immediately preceding paragraph shall no longer apply (until the commencement of a subsequent Suspension Period). Promptly following the Reversion Date, the Issuers and the Guarantors shall execute any and all documents, financing statements, agreements and instruments, and take all such actions (including the filing and recording of financing statements and other documents) that may be required under applicable law or that the Collateral Agent shall reasonably request, to reinstate such security interests (all at the expense of the Issuers and the Guarantors), including with respect to any Subsidiaries or assets that would have been subjected to Section 10.02 hereof had such terminated Suspension Period not been in effect; provided that all such actions shall be completed no later than sixty (60) days after the date of termination of such Suspension Period (or such later date as the Collateral Agent shall deem appropriate).

(i) Any period of time that (i) the Notes have Investment Grade Ratings from at least two of Moody’s, S&P and Fitch and (ii) no Default has occurred and is continuing under this Indenture is referred to as a “Covenant Suspension Event.” If on any subsequent date (the “Reversion Date”) any of Moody’s, S&P and Fitch withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating (in each case, to the extent any such rating agency has given an Investment Grade Rating) the result of which is that the Notes cease to have an Investment Grade Rating from at least two of Moody’s, S&P and Fitch, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

(j) The Issuers shall deliver promptly to the Trustee an Officer’s Certificate notifying it of the occurrence of any Covenant Suspension Event or Reversion Date; provided, however, that the Trustee shall have no obligation to ascertain or verify the occurrence of any Covenant Suspension Event or Reversion Date.

(k) There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Section 4.17. No Impairment of the Security Interests. None of the Issuers or the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Holders and the Trustee, it being understood that any release of Collateral as permitted by this Indenture and the Security Documents will not be deemed to impair such security interests.

Section 4.18. Further Assurances. (a) Each Issuer and each Guarantor shall execute and file any and all further documents, financing statements, amendments to financing statements, continuation statements, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Collateral Agent may reasonably request, to ensure that the Liens of the Security Documents on the Collateral remain perfected with the priority contemplated thereby, all at the expense of the Issuers and Guarantors and provide to the Collateral Agent and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Trustee as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause its Restricted Subsidiaries to deliver to the Collateral Agent such reports relating to any such property or any Lien thereon as the Collateral Agent may reasonably request.

Section 4.19. Maintenance of Properties and Insurance. (a) The Issuers will cause all material properties used in the conduct of their respective business or the business of any of the Guarantors to be maintained and kept in good condition, repair and working order as is necessary in the reasonable judgment of the Company; provided that nothing in this Section 4.01 prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and such disposal otherwise complies with this Indenture.

(b) The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by companies similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for companies similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

ARTICLE 5

SUCCESSORS AND RELEASE OF CO-ISSUERS

Section 5.01. Merger, Consolidation, or Sale of Assets. (a) The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i) either: (A) the Company is the surviving entity in such consolidation or merger; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”); provided that at any time neither the Successor Company nor any other Issuer is a corporation, there shall be a co-issuer of the Notes that is a corporation that satisfies the requirements of this Section 5.01(a)(i);

(ii) the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture;

(iii) immediately after such transaction, no Default or Event of Default exists;

(iv) (A) the Company (or its Successor Company, as applicable), on a Pro Forma Basis, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in Section 4.09(a) hereof, or (B) the Total Net Leverage Ratio for the Company (or the Successor Company, as applicable) and its Restricted Subsidiaries would be less than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(v) in any transaction in which the Company is not the Successor Company, the Issuers or the Successor Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such transaction complies with this Indenture and, if applicable, all conditions precedent in this Indenture relating to the execution of the supplemental indenture have been satisfied, and, with respect to the Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Successor Company.

The foregoing provision shall also apply to any Guarantor with all references to the Company being substituted with such Guarantor; provided that the foregoing provision shall not apply to a transaction pursuant to which such Guarantor shall be released from its obligations pursuant to Article 11 of this Indenture.

(b) Neither Co-Issuer may consolidate or merge with or into another Person (whether or not such Co-Issuer is the surviving entity) unless:

(i) either: (A) such Co-Issuer is the surviving entity in such consolidation or merger; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Co-Issuer) is an entity organized or existing under the laws of any state of the United States or the District of Columbia (such Co-Issuer or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Co-Issuer Successor Company”); provided that at any time neither the Co-Issuer Successor Company nor any other Issuer is a corporation, there shall be a co-issuer of the Notes that is a corporation that satisfies the requirements of this covenant;

(ii) the Co-Issuer Successor Company (if other than such Co-Issuer) assumes all the obligations of such Co-Issuer under the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture;

(iii) immediately after such transaction, no Default or Event of Default exists; and

(iv) in any transaction in which such Co-Issuer is not the Co-Issuer Successor Company, such Co-Issuer or the Co-Issuer Successor Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such transaction complies with this Section 5.01(a) and, if applicable, all conditions precedent in this Indenture to the execution of the supplemental indenture have been satisfied, and, with respect to the Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Co-Issuer Successor Company.

(c) For purposes of this Article 5, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

(d) Upon the execution and delivery of the supplemental indenture referred to in clause (ii) of Section 5.01(a) or clause (ii) of Section 5.01(b), as applicable, the predecessor company shall be released from its obligations under this Indenture and the Security Documents and the Successor Company or the Co-Issuer Successor Company, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Co-Issuers, as applicable, under this predecessor company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor shall not be so released.

(e) Notwithstanding the foregoing, clauses (iii) and (iv) of Section 5.01(a) and clause (iii) of Section 5.01(b) shall not apply to (i) a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries (including the Co-Issuers), (ii) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Restricted Subsidiary (including the Co-Issuers) (provided that, in the event that such Restricted Subsidiary is a Co-Issuer or a Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to another Issuer or another Guarantor) or (iii) any Issuer or a Guarantor merging with an Affiliate solely for the purpose and with the sole effect of reorganizing such Issuer or such Guarantor in another jurisdiction.

Section 5.02. Release of Co-Issuers. (a) The Obligations of a Co-Issuer under this Indenture will be automatically and unconditionally released without any further action by any Person:

(i) in the event that there is a sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock (including through merger or consolidation) following which the applicable Co-Issuer is no longer a Subsidiary, including by way of a dividend of the Capital Stock of such Co-Issuer to the stockholders of the Company), or all or substantially all the assets, of the applicable Co-Issuer to a Person that is not a Subsidiary of the Company where such sale, disposition or other transfer is not prohibited by this Indenture; or

(ii) if the Issuers exercise their legal defeasance option or their covenant defeasance option in accordance with Article 8 hereof or if their Obligations under this Indenture are discharged in accordance with Article 12 hereof.

(b) In addition, the Obligations of a Co-Issuer under this Indenture may, at the sole discretion of the Company upon written notice to the Trustee, be unconditionally released without any further action by any other Person, upon the release or discharge of the Guarantee by such Co-Issuer of Indebtedness under the Credit Agreement except a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still a release and that if any such Guarantee is so reinstated, such Co-Issuer’s Obligations under this Indenture shall also be reinstated to the extent that such Subsidiary would then be required to provide a Note Guarantee pursuant to Section 4.13 hereof); provided that the Guarantees by such Co-Issuer of the Existing Notes are also released at or prior to such time.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. (a) Each of the following is an “Event of Default” with respect to the Notes:

(i) the Issuers default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(ii) the Issuers default in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;

(iii) the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (i) or (ii) above) or the Security Documents and such default or breach continues for a period of 60 days after either the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes have given the Issuers (with a written copy to the Trustee if given by such Holders) written notice of the breach in the manner required by this Indenture;

(iv) (A) the Company fails to make any payment at maturity, after giving effect to any applicable grace period, on any Indebtedness in a principal amount in excess of $150.0 million and continuance of this failure to pay or (B) the Company defaults on any Indebtedness which default results in the acceleration of Indebtedness in a principal amount in excess of $150.0 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (A) or (B) of this Section 6.01(a)(iv), 30 days or more after the Company receives written notice from the Trustee or the Trustee receives written notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; provided, however, that if the failure, default or acceleration referred to in clause (A) or (B) of this Section 6.01(a)(iv) shall cease or be cured, waived, rescinded or annulled, then the Event of Default (and the consequences thereof) shall be deemed cured, annulled and cease to exist;

(v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property or assets of the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

(vii) the Note Guarantee of a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor denies or disaffirms its obligations under this Indenture, the Security Documents or any Note Guarantee, other than by reason of the release of such Note Guarantee in accordance with the terms of this Indenture; or

(viii) (A) the Liens created by the Security Documents securing the Notes or Note Guarantees thereof shall at any time not constitute perfected Liens on any portion of the Collateral intended to be covered thereby (to the extent perfection is required by this Indenture or such Security Documents) other than in accordance with the terms of such relevant Security Document and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or release or amendment of any such Lien in accordance with the terms of this Indenture or such Security Documents, or (B) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and such relevant Security Document, any such Security Document shall for whatever reason be terminated or cease to be in full force and effect, if, in the case, such default continues for 30 days after notice by the Collateral Agent or the Holders of at least 30% in principal amount of the then-total outstanding Notes and such default occurs with respect to a portion of the Collateral exceeding $50.0 million in fair market value or (C) the enforceability thereof shall be contested by any Issuer or any Guarantor.

Section 6.02. Acceleration. (a) If an Event of Default specified in clause (v) or (vi) of Section 6.01(a) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) (i) If any Event of Default (other than an Event of Default specified in clause (v) or (vi) of Section 6.01(a) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes issued under this Indenture may declare the principal of, premium, if any, and accrued interest and Additional Amounts, if any, on the Notes to be immediately due and payable by notice in writing to the Issuers and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

(ii) Any notice of Default, Acceleration Notice or instruction to the Trustee to provide a notice of Default, Acceleration Notice or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuers and the Trustee that such Holder is not (or, in the case such Holder is the Common Depositary of Euroclear and Clearstream or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Company or to obtain this information for the Company. In any case in which the Holder is the Common Depositary of Euroclear and Clearstream or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Common Depositary of Euroclear and Clearstream or its nominee. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a

Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive. With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Company in accordance with the terms of this Section. Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee shall not be liable for any action that the Trustee takes in accordance with this Section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Company hereby agrees to waive any and all claims, in law and/or in equity, against the Trustee, and not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee shall not be liable for any action that the Trustee takes in accordance with this Section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction except to the extent of the Trustee’s gross negligence or willful misconduct, as determined in a final and non-appealable decision by a court of competent jurisdiction. The Company confirms that any and all other actions that the Trustee takes or omits to take under this Section and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Company’s indemnifications under the indemnification section of this Indenture.

Notwithstanding the foregoing, if the Company so elects and communicates in writing to the Trustee, the sole remedy of the Holders for a failure to comply with Section 4.03, will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate per annum equal to 0.25% for the first 180 days after the occurrence of such failure. The Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each interest payment date to Holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time, and the Notes will be subject to acceleration as provided herein.

(c) At any time after a declaration of acceleration of the unpaid principal, premium (if any) and accrued and unpaid interest has occurred with respect to the Notes as described in Section 6.02(a) or (b), the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind and cancel such declaration and its consequences by written notice to the Company and the Trustee:

(i) if the rescission would not conflict with any judgment or decree;

(ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or accrued interest and Additional Amounts, if any, that has become due solely because of the acceleration;

(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses (including the fees and expenses of its counsel), disbursements and advances; and

(v) in the event of the cure or waiver of an Event of Default under this Indenture of the type described in clause (iv) of Section 6.01(a), the Trustee shall have received an Officer’s Certificate that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(d) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action.

(e) Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.03. Other Remedies. (a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

(c) Holders of the Notes may not enforce this Indenture or the Notes, except as provided in this Indenture. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of Notes at the time then outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05. Control by Majority. Subject to the other provisions of this Indenture and applicable law, the Holders of not less than a majority in aggregate principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability, it being expressly understood that the Trustee shall not have an affirmative duty to ascertain whether such action is prejudicial; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be indemnified to its satisfaction against any losses, expenses, claims and liabilities caused by taking such action or following such direction. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of the principal of, premium, if any, or interest on the Notes.

Section 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, claim, liability or expense;

(d) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

(e) during such 45-day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction in accordance with Section 6.04 which is inconsistent with the request.

Section 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee. If a Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and Additional Amounts, if any, and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event such payments shall be made directly to the Holders, to pay to each of the Trustee and the Agents any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Section 6.10. Priorities. Subject to the provisions of Article 11, if the Trustee or the Collateral Agent, as the case may be, collects any money or property pursuant to this Article 6 (including upon any realization of any Lien upon Collateral), it shall, subject to the terms of the Security Documents and the Intercreditor Agreement, pay out the money or property in the following order:

First: to the Trustee and the Agents for amounts due under Section 7.06;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction, in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to it hereunder.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct (in each case, as determined in a final and non-appealable decision by a court of competent jurisdiction), except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment by a Responsible Officer, unless it is proved, in a final and non-appealable decision by a court of competent jurisdiction, that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(e) The Trustee shall not be liable for interest on, and will not be obligated to invest, any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed in good faith by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. It shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Company or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Company or other persons perform any act required of them by this Indenture.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder and perform any duties hereunder either directly or through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and any Security Document.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Officer of such Issuer.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, claims, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agents, and the Trustee, in each of its capacities hereunder, the Collateral Agent (including in its capacity as the Authorized Representative), each other Agent and each agent, custodian, and other Person employed to act hereunder.

(j) The Trustee may request that each Issuer and each Guarantor deliver an Officer’s Certificate setting forth the names of individuals and titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act, as determined in a final and non-appealable decision by a court of competent jurisdiction.

(l) Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, pandemics, epidemics, recognized public emergencies, quarantine restrictions, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities or unavailability of the Federal Reserve Bank wire or facsimile or other wire communication facility, hacking, cyber-attacks, use or infiltration of the Trustee’s technological infrastructure exceeding authorized access and other causes beyond its control whether or not of the same class or kind as specifically named above.

(m) The rights, powers duties and obligations and actions of the Trustee under this Indenture are several and not joint or joint and several.

(n) The Paying Agent shall be entitled to deal with money paid to it by the Issuers for the purposes of this Indenture in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuers for any interest or other amounts in respect of the money.

(o) In acting under this Indenture and in connection with the Notes, the Paying Agents shall act solely as agents of the Issuers and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or Holders of the Notes.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. The Trustee is also subject to Section 7.09 hereof.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any related offering material or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein, any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture or the legality or validity of the Notes or this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee in accordance with Section 7.02(h), the Trustee shall provide to Holders a notice of the Default or Event of Default within 90 days after the Trustee has such actual knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06. Compensation and Indemnity. (a) The Issuers will pay to the Trustee and Agents from time to time compensation for its acceptance of this Indenture and services hereunder as shall previously have been agreed upon between the Issuers and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee and Agents promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) Each Issuer and each Guarantor, jointly and severally, will indemnify the Trustee and Agents and any director, officer, employee or agent of the Trustee and hold each of them harmless for, from and against any and all losses, liabilities, claims, damages or expenses incurred by it (i) arising out of or in connection with the acceptance and/or administration of its duties under this Indenture, including, without limitation, the reasonable and documented costs and expenses (including the costs and expenses of the Trustee’s agents and counsel) of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or (ii) arising out of or in connection with the exercise or performance of any of its powers or duties hereunder and/or the exercise of its rights, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order. The Trustee shall notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the any of the Issuers or any of the Guarantors of their obligations hereunder. Such Issuer or such Guarantor, as the case may be, will defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel of its selection and the Issuers and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel; provided, however, that any Issuer and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified party’s defense and, in such indemnified party’s reasonable judgment, there is no conflict of interest or potential conflict of interest between the Issuers and the Guarantors, as applicable, and such party in connection with such defense. Neither any Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld, conditioned or delayed.

(c) The obligations of the Issuers and the Guarantors under this Section 7.06 will survive payment of the Notes, resignation or removal of the Trustee or any Agent, the satisfaction and discharge of this Indenture or other termination of this Indenture.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a senior claim to the Notes on all money or property held or collected by the Trustee, except with respect to amounts held in trust to pay principal and interest on particular Notes. Such claim will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee upon written notice to the Trustee at any time and for any reason, including if:

(i) the Trustee fails to comply with Section 7.09 hereof;

(ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian, receiver or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers, or the Holders of at least 10% in aggregate principal amount of the then-outstanding Notes, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition at the expense of the Issuers any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ and the Guarantors’ obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including any corporate trust business contemplated by this Indenture) to, another corporation, or banking association, the successor corporation or banking association without any further act will be the successor Trustee.

Section 7.09. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may at any time, at the option of their respective Board of Directors evidenced by a resolution set forth in an Officer’s Certificate delivered to the Trustee, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been released from their obligations with respect to all outstanding Notes (including the related Note Guarantees), and have Liens, if any, on the Collateral securing the Notes released, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Issuers, shall execute instruments acknowledging the same, such instruments to be prepared and delivered to the Trustee by the Issuers), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes issued hereunder to receive payments in respect of the principal of, or interest or premium, if any, on the Notes when such payments are due from the trust referred to below;

(b) the Issuers’ obligations with respect to the Notes issued hereunder, including, but not limited to, their right to be indemnified, concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Issuers and the Guarantors in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19 and 5.01(a)(iii) hereof with respect to the outstanding Notes, and have Liens, if any, on the Collateral securing the Notes released, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default with respect to the Notes under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees, will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to the Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, and clauses (iii), (iv), (v) (with respect to a Significant Subsidiary), (vi) (with respect to a Significant Subsidiary) and (vii) of Section 6.01(a) will not constitute Events of Default with respect to such Notes.

Section 8.04. Conditions to Legal or Covenant Defeasance. (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in euros, non-callable Euro Government Obligations, or a combination of cash in euros and non-callable Euro Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, and interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii) in the case of an election under Section 8.02 hereof, the Issuers have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes issued hereunder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of an election under Section 8.03 hereof, the Issuers have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes issued hereunder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which any Issuer or any Guarantor is a party or by which any Issuer or any Guarantor is bound;

(vi) the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit referred to in clause (i) was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of any Issuer or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of any Issuer or any Guarantor or others; and

(vii) the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance of the Notes have been complied with.

(b) Notwithstanding the foregoing, the Opinion of Counsel required by clauses (a)(ii) and (a)(iii) above with respect to a Legal Defeasance or a Covenant Defeasance, as applicable, need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

(c) Upon satisfaction of the conditions set forth herein and upon the written request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate, such instrument of acknowledgment to be prepared and delivered to the Trustee by the Issuers.

Section 8.05. Deposited Money and Euro Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money in euros, non-callable Euro Government Obligations or a combination of cash in euros and non-callable Euro Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash in euros or non-callable Euro Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time, upon the written request of the Issuers, any cash in euros or non-callable Euro Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(ii) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Issuers. Any money or property deposited with the Trustee or any Paying Agent, or then held by any Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for the earlier of (a) two years after such principal, premium, if any, or interest has become due and payable and (b) such time as the money or property escheats to the state, shall be paid to the Issuers on their request or (if then held by any Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any euros or non-callable Euro Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the applicable Notes and related Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if any Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, such Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes. Without the consent of any Holder of Notes, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Security Documents, the Notes or the Note Guarantees:

(a) to cure any ambiguity, mistake, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption by a Successor Company, a Co-Issuer or a successor company of a Guarantor, as applicable, of such Issuer’s or such Guarantor’s obligations under this Indenture;

(d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

(e) to secure the Notes;

(f) to add a Note Guarantee;

(g) to conform the text of this Indenture or the Notes (including the related Note Guarantees) to any provision of the “Description of Notes” included in the Offering Memorandum;

(h) to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(i) to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of this Indenture;

(j) to evidence and provide for the acceptance of appointment by a successor trustee or a successor collateral agent under the Security Documents;

(k) to release any Lien granted in favor of the Holders of the Notes pursuant to Section 4.06 upon release of the Lien securing the underlying obligation that gave rise to such Lien; or

(l) to provide for the accession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an incurrence of additional First-Priority Obligations permitted by this Indenture, provided that the Issuers have delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

In addition, without the consent of holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the security interests in the Collateral.

Notwithstanding the foregoing, if the euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond the Issuers’ control (including the dissolution of the euro) or if the euro is no longer being used by the then-member states of the EMU that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, the Issuers and the Trustee and the Paying Agent shall be permitted, without the consent of any other Person, to amend the terms of this Indenture and the Notes to change the currency in which the obligations of the Issuers hereunder are payable in a manner consistent with then-prevailing market practice for similarly situated issuers.

Section 9.02. With Consent of Holders of Notes. (a) Subject to Section 6.07, the Issuers, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture, the Security Documents or the Notes without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing default or compliance with any provision of this Indenture or the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) without notice to any other Holders (except a default in respect of the payment of principal of, premium, if any, or interest on the Notes or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected).

(b) Notwithstanding Section 9.02(a), without the consent of each Holder of an outstanding Note affected, an amendment or waiver of this Indenture, including a waiver pursuant to Section 6.04, the Security Documents, the Notes or the Note Guarantees may not:

(i) reduce the principal amount of Notes issued hereunder whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Note issued hereunder or alter the provisions with respect to the redemption of the outstanding Notes issued under this Indenture (other than provisions relating to Section 4.07 hereof, except as set forth in clause (x) below);

(iii) reduce the rate of or change the time for payment of interest on any Note issued hereunder;

(iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the outstanding Notes issued hereunder (except a rescission of acceleration of the Notes issued hereunder by the Holders of a majority in aggregate principal amount of the then-outstanding Notes issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(v) make any Note payable in money other than that stated in the Notes (subject to the provisions set forth in the final paragraph of Section 9.01);

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes hereunder to receive payments of principal of, or interest or premium, if any, on the Notes or impair the right of any Holder of the Notes to institute suit for the enforcement of any payment on or with respect to the Notes;

(vii) waive a redemption payment with respect to any Note issued under this Indenture (other than a payment required by Section 4.07 hereof, except as set forth in clause (x) of this Section 9.02(b));

(viii) make any change in the ranking or priority in right of payment of any Note issued hereunder that would adversely affect the Holders of the Notes (other than with respect to provisions relating to Section 4.06);

(ix) modify the Note Guarantees in any manner adverse to the Holders of Notes;

(x) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer with respect to the Notes in respect of a Change of Control that has occurred; or

(xi) make any change in the preceding amendment and waiver provisions.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03. Revocation and Effect of Consents. (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of his or her Note by written notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

(c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (xi) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers so determine, the Issuers in exchange for the Note shall issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee and Collateral Agent to Sign Amendments, Etc. The Trustee and/or the Collateral Agent shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee and/or the Collateral Agent may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s and/or the Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture. The Trustee and/or the Collateral Agent shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuers enforceable in accordance with its terms. Such Opinion of Counsel and Officer’s Certificate shall be at the expense of the Issuers.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01. Security Documents. (a) The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Issuers and Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required by this Indenture. The Trustee and the Issuers hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, in each case pursuant and subject to the terms of the Security Documents.

(b) Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral and the terms of the Intercreditor Agreement) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First-Priority Obligations in all or any part of the Collateral. Each Holder, by its acceptance thereof, (i) authorizes the Trustee to appoint the Authorized Representative to act on its behalf as the Authorized Representative under this Indenture and the Security Documents, (ii) authorizes the Trustee and the Authorized Representative to appoint the Collateral Agent to act on its behalf as the Collateral Agent under this Indenture, the Security Agreement and under each of the other Security Documents, (iii) authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and (iv) authorizes the Trustee and the Authorized Representative to authorize the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Agreement and the other Security Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the First-Priority Obligations, together with such powers and discretion as are reasonably incidental thereto.

(c) Each Holder, by its acceptance thereof, authorizes the Collateral Agent, the Authorized Representative and the Trustee, as applicable, to enter into the Intercreditor Agreement (or any joinder or supplement thereto) (or, if such agreement is terminated, any substantially identical intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the incurrence of any First-Priority Obligations). The Collateral Agent or the Authorized Representative, as applicable, will enter into any such future intercreditor agreement at the written request of the Issuers; provided that the Issuers will have delivered to the Collateral Agent or the Authorized Representative, as the case may be, an Officer’s Certificate and Opinion of Counsel to the effect that such other intercreditor agreement is authorized or permitted by this Indenture and the Security Documents and that all conditions precedent thereto have been met or waived.

(d) Notwithstanding the foregoing, the Issuers shall not be required to create or perfect pledges of, or security interests in, or take other actions with respect, to any Excluded Assets.

The Collateral Agent shall, at the written direction of the Holders, grant extensions of time for the perfection of security interests in particular assets and the delivery of assets where perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required and any extensions of time or waivers as are granted by the Credit Agreement Agent or the administrative agent under the Credit Agreement for the comparable requirement under the Credit Agreement or any related loan document or the applicable collateral agent under any indenture governing the Existing Secured Notes or any related collateral document shall automatically be granted under this Indenture and the Security Documents.

No actions required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction including with respect to foreign intellectual property).

No actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of Indebtedness for borrowed money (other than intercompany Indebtedness) owing to the Issuers or any Guarantor that is evidenced by a note in excess of $7,500,000, Indebtedness of any Non-Guarantor Subsidiary that is owing to any Issuer or any Guarantor and certificated Equity Interests of wholly owned Restricted Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the Security Agreement). In addition, neither any Issuer nor any Guarantor shall be required to take any action not taken for the Credit Agreement (so long as such Credit Agreement is in place).

Section 10.02. New Guarantors; After-Acquired Property. (a) Subject to this Section 10.02, with respect to any property acquired after the Issue Date by any Issuer or any Guarantor other than Excluded Assets that are not automatically subject to the Lien created by any of the Security Documents, such Issuer or such Guarantor, as applicable, shall promptly (and in any event within sixty (60) days after the acquisition thereof or such later date as the Collateral Agent may agree; provided that any extensions of time or waivers as are granted by the Credit Agreement Agent for the comparable requirement under the Credit Agreement or any related loan document shall automatically be granted under this Indenture and the Security Documents) (i) execute, file and deliver to the Trustee and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as may be required to grant to the Collateral Agent, for its benefit and for the benefit of the Holders, a Lien on such property subject to no Liens other than Liens permitted hereunder; (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected within the United States to the extent required by such Security Document in accordance with all applicable laws, including the filing of financing statements and amendments thereto in applicable jurisdictions within the United States; and (iii) to the extent required under this Indenture or the Security Documents, deliver surveys and title insurance for real property.

(b) With respect to any Person that is or becomes a Guarantor after the Issue Date, the Issuers shall promptly (and in any event within sixty (60) days after the date such Person becomes a Guarantor or such later date as the Collateral Agent may agree; provided that any extensions of time or waivers as are granted by the Credit Agreement Agent for the comparable requirement under the Credit Agreement or any related loan document shall automatically be granted under this Indenture and the Security Documents), cause any such Subsidiary (i) to execute a joinder agreement to the applicable Security Documents (including the Security Agreement), substantially in the form annexed thereto and (ii) to take all other actions to cause the Lien created by the applicable Security Documents (including the Security Agreement) to be duly perfected to the extent required by this Indenture and the Security Documents. Notwithstanding the foregoing, no Lien or similar interest shall be required to be granted, directly or indirectly, in any Excluded Assets.

Section 10.03. Authorized Representative; Collateral Agent. (a) The Trustee hereby appoints the Collateral Agent to act on its behalf as the Authorized Representative under this Indenture and each Security Document, and the Collateral Agent agrees to act as such; provided that it is understood and agreed that all communications between the Authorized Representative and the Holders and all instructions or directions by Holders to the Authorized Representative shall be made or given through the Trustee.

(b) The Trustee and the Authorized Representative hereby appoint Deutsche Bank Trust Company Americas to act on its behalf as the Collateral Agent under this Indenture, the Security Agreement and under each of the other Security Documents and to exercise such powers and perform such duties as are expressly delegated to the

Collateral Agent by the terms of this Indenture and the Security Documents, and Deutsche Bank Trust Company Americas agrees to act as such. The provisions of this Section 10.03 are solely for the benefit of the Collateral Agent and none of the Trustee and the Holders shall have any rights as a third-party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c) Subject to the provisions of the applicable Security Document, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Security Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the holders of Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Intercreditor Agreement.

(d) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 13.01, and such notice references the Notes and this Indenture. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.03).

(e) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreement.

(f) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the any Issuer’s or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(g) The Collateral Agent may resign at any time by written notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent (at the Issuers’ expense) shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.03 (and Article 6) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture. The Collateral Agent shall not be liable or responsible for the failure of any Issuer or any Guarantor to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Issuers, the Guarantors, the Trustee, the Collateral Agent or any other Person.

(h) Notwithstanding anything to the contrary in this Indenture or any Security Document, but subject in any event to the provisions of Article 7, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including without limitation the filing or continuation of any UCC financing statements, amendments to financing statements, mortgages, security agreements, or similar documents or instruments in any U.S. or foreign jurisdiction), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(i) The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent.

Section 10.04. Release of Liens. (a) The Collateral shall be released from the Lien and security interest created by the Security Documents to secure the Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 10.04. Upon such release, subject to the terms of the Security Documents all rights in the Collateral securing Obligations shall revert to the Issuers and the Guarantors. The Collateral shall be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations under one or more of the following circumstances:

(i) upon release of a Guarantee (with respect to the Liens securing such Guarantee granted by such Guarantor);

(ii) upon defeasance or discharge of the Notes and this Indenture as provided under Article 8 and Article 12;

(iii) upon payment in full of principal, interest and all other Obligations (other than contingent Obligations in respect of which no claims have been made) on the Notes issued under this Indenture;

(iv) in whole or in part, in accordance with the provisions set forth under Article 9;

(v) in connection with any sale, transfer or other disposition of any Collateral to any Person other than the Company or any of the Restricted Subsidiaries (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Notes or a Guarantee) that does not violate any of the terms of this Indenture (with respect to the Lien on such Collateral);

(vi) in whole or in part, in accordance with the provisions of the Intercreditor Agreement;

(vii) as to any Collateral that becomes an Excluded Asset; or

(viii) upon the occurrence of the Covenant Suspension Event, as set forth in Section 4.16.

(b) The Collateral Agent and, if necessary, the Trustee shall, at the Issuers’ expense, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents, such instruments of release to be prepared and delivered to the Collateral Agent and, if necessary, the Trustee, by the Issuers. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Security Documents.

(c) The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

Section 10.05. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of the Security Documents, the Trustee may direct, on behalf of Holders of the Notes, the Authorized Representative to take action permitted to be taken by it under the Security Documents.

Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Security Agreement, and subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, without the consent of the Holders, direct, on behalf of the Holders, the Authorized Representative to direct the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

Subject to the provisions of the Security Agreement and the other Security Documents, the Trustee and the Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuers, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Collateral Agent). Nothing in this Section 10.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 10.06. Authorization of Receipt of Funds by the Authorized Representative Under the Security Documents. Subject to the provisions of the Security Agreement, the Authorized Representative is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

Section 10.07. Termination of Security Interest. Upon the full and final payment and performance of all Obligations of the Issuers under this Indenture and the Notes (other than contingent Obligations in respect of which no claims have been made) or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 and Article 12 hereof, the Trustee (or the Authorized Representative on its behalf) will, at the written request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to, as applicable, either (a) release the Liens securing the Obligations pursuant to this Indenture and the Security Documents or (b) cease to be a party to the Security Documents on behalf of the Trustee and the Holders.

Section 10.08. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the applicable Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 10.09. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon an Issuer or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of an Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

ARTICLE 11

GUARANTEES

Section 11.01. Guarantee. (a) Subject to this Article 11, each of the Guarantors, from time to time a party hereto, by executing and delivering this Indenture or a supplemental indenture substantially in the form of Exhibit D hereto hereby, jointly and severally, and fully and unconditionally, Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (i) the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, and Additional Amounts, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.13), if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b) Each Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Issuer, any right to require a proceeding first against any Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated with full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under any Note Guarantee.

(e) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

(f) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(g) If required by Section 4.14, the Issuers shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with Section 4.14 and this Article 11, to the extent applicable.

Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (a) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (b) an unlawful distribution under any applicable state or foreign law prohibiting distributions by an insolvent entity to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.

Section 11.03. Guarantors May Consolidate, Etc., on Certain Terms. Each Guarantor may consolidate with or merge into or sell its assets to any Issuer or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in Article 5.

Section 11.04. Releases. The Note Guarantee of a Guarantor will be automatically and unconditionally released without any further action by any Person in the event that:

(a) there is a sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock (including through merger or consolidation) following which the applicable Guarantor is no longer a Subsidiary, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of the Company), or all or substantially all the assets, of the applicable Guarantor to a Person that is not a Subsidiary of the Company where such sale, disposition or other transfer is not prohibited by the terms of this Indenture;

(b) if the Issuers exercise their Legal Defeasance option or their Covenant Defeasance option as described under Article 8 or if their obligations under this Indenture are discharged in accordance with the terms of this Indenture as described under Article 12;

(c) in the case of the Note Guarantees issued on the Issue Date, upon the release or discharge of the Guarantee by such Guarantor of Indebtedness under the Credit Agreement, or, in all other cases, the release or discharge of such other Guarantee that resulted in the creation of such Note Guarantee, except, in each case, a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Note Guarantee shall also be reinstated to the extent that such Subsidiary would then be required to provide a Note Guarantee pursuant to Section 4.14); provided that the Guarantees by such Guarantor of the Existing Notes are also released at or prior to such time;

(d) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(e) upon the occurrence of the Covenant Suspension Event, as set forth in Section 4.16.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge. (a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder and the Liens, if any, on the Collateral securing the Notes will be released, when:

(i) either:

(A) all the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(B) all the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable by reason of the giving of a notice of redemption or otherwise within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of, cash in euros, non-callable Euro Government Obligations, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, delivered to the Trustee, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii) in the case of subclause (i)(B) above, no Default or Event of Default has occurred and is continuing under this Indenture on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from or arising in connection with borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;

(iii) the Issuers have paid or caused to be paid all sums due and payable by them under this Indenture; and

(iv) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.

(b) In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee each stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(i)(B), the provisions of Sections 12.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02. Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money in euros or Euro Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or Euro Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices. Any notice, demand, instruction, request, direction or communication by any Issuer, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in English and in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), facsimile transmission or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any Issuer and/or any Guarantor:

Coty Inc.

350 Fifth Avenue

New York, New York 10118

Attn: General Counsel

(212) 389-7300

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001-8602

Attn: Michael J. Zeidel

(212) 735-3259

If to the Trustee or the Collateral Agent:

Deutsche Bank Trust Company Americas

Trust and Agency Services

1 Columbus Circle, 17th Floor

MS: NYC01-1710

New York, New York 10019

Attn: Corporates Team Deal Manager – Coty Inc. – AA6571

Fax: 732-578-4635

If to the Paying Agent:

Deutsche Bank AG, London Branch

21 Moorfields

London, EC2Y 9DB

United Kingdom

Email: DAS-EMEA@list.db.com

Attention: Trust & Agency Services – Corporate Trust

Any Issuer, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications to the Trustee or any Agent shall be deemed to have been duly given upon actual receipt thereof by such party. All other notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder of a Global Note will be delivered to the applicable Depositary in accordance with its Applicable Procedures. Any notice or communication to a Holder of a Definitive Note will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

Except with respect to the Trustee and the Agents, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, claims, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information except as a result of the Trustee’s gross negligence or willful misconduct, as determined in a final and non-appealable decision by a court of competent jurisdiction. Each other party agrees to assume all risks arising out of the use of electronic methods, including any non-secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

If any Issuer gives a notice or communication to Holders, it will promptly give a copy to the Trustee and each Agent.

Section 13.02. Communication by Holders of Notes with Other Holders of Notes. Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement substantially to the effect that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement substantially to the effect that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.05. Rules by Trustee and Agents. The Trustee may, but is under no obligation whatsoever to, make reasonable rules for action by or at a meeting of Holders. Each Registrar or Paying Agent may, but is under no obligation whatsoever to, make reasonable rules and set reasonable requirements for its functions.

Section 13.06. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, as such, will have any liability for any obligations of any Issuer or any Guarantor under any Notes, this Indenture, the Note Guarantees, the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of such Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Section 13.07. Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.08. Jurisdiction; Waiver of Jury Trial. (a) Each of the Issuers and the Guarantors hereby consents to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to the Notes, this Indenture or the Note Guarantees.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 13.09. Successors. All agreements of each Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.03 hereof.

Section 13.10. Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, then (to the extent permitted by applicable law) the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or .pdf attachment to an email or by other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture, and may be used in lieu of original signature pages for all purposes.

Section 13.12. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13. [Reserved].

Section 13.14. [Reserved].

Section 13.15. USA PATRIOT Act Compliance. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the U.S.A. PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 13.16. Currency Indemnity and Calculation of Euro-denominated Restrictions. All payments of interest and principal, including payments made upon any redemption of the Notes, will be payable in euro. If, on or after the issuance of the Notes, the euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond its control or if the euro is no longer being used by the then-member states of the EMU that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes, will be made in U.S. dollars until the euro is again available to the Issuers or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then-most recent U.S. dollar/euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Issuers in their sole discretion. Notwithstanding anything herein to the contrary, any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or this Indenture. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 13.17. Electronic Signatures and DocuSign. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

[Signatures on following pages]

Dated as of May 30, 2024

COTY INC.

By:	/s/ Hemant Gandhi
Name: Hemant Gandhi
Title: Senior Vice President, Treasury

HFC PRESTIGE PRODUCTS, INC.

By:	/s/ Hemant Gandhi
Name: Hemant Gandhi
Title: Treasurer

HFC PRESTIGE INTERNATIONAL U.S. LLC

By:	/s/ Hemant Gandhi
Name: Hemant Gandhi
Title: Treasurer

[Signature Page to Indenture]

CALVIN KLEIN COSMETIC CORPORATION

COTY HOLDINGS INC.

COTY US HOLDINGS INC.

COTY US LLC

COTY BRANDS MANAGEMENT INC.

O P I PRODUCTS, INC.

GALLERIA CO.

GRAHAM WEBB INTERNATIONAL, INC.

THE WELLA CORPORATION

NOXELL CORPORATION

By:	/s/ Hemant Gandhi
Name: Hemant Gandhi
Title: Treasurer

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar and Collateral Agent

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

[Signature Page to Indenture]

DEUTSCHE BANK AG, LONDON BRANCH, as Paying Agent

By:	/s/ Adam Wilson
Name: Adam Wilson
Title: Assistant Vice President

By:	/s/ John Woodger
Name: John Woodger
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert legends required by the Indenture]

FORM OF NOTE

144A Common Code No.: 282920204

144A ISIN: XS2829202048

Reg S Common Code No.: 282920140

Reg S ISIN: XS2829201404

4.500% Senior Secured Notes due 2027

No. [A][S] - [1][2]	€[ ]

COTY INC.

HFC PRESTIGE INTERNATIONAL U.S. LLC

HFC PRESTIGE PRODUCTS, INC.

jointly and severally promise to pay to [BT GLOBENET NOMINEES LIMITED] [_________], the registered holder hereof, as nominee of Deutsche Bank AG, London Branch as common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), or registered assigns, the principal sum of ____________ EUROS [if the Note is a Global Note, add the following: (as revised by the Schedule of Increases and Decreases in Global Note, attached hereto)] on May 15, 2027.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2024.

Additional provisions of this Note are set forth on the other side of this Note.

Record Dates: April 30 and October 31.

Dated: May 30, 2024.

COTY INC. HFC PRESTIGE INTERNATIONAL U.S. LLC HFC PRESTIGE PRODUCTS, INC.
By:
Name:
Title:
Date:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Collateral Agent

By:
Authorized Signatory

[Reverse of Note]

4.500% Senior Secured Notes due 2027

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), as issuer, and HFC Prestige Products, Inc., a corporation duly organized and existing under the laws of the State of Connecticut, and HFC Prestige International U.S. LLC, a limited liability company duly formed and existing under the laws of the State of Delaware, as co-issuers (the “Co-Issuers,” and collectively with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 4.500% per annum from May 30, 2024 until maturity. The Issuers will pay interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 30, 2024 until the principal hereof is due. The first Interest Payment Date for the Initial Notes shall be November 15, 2024. The Issuers will pay interest on overdue principal at the rate borne by the Notes, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 30 or October 31 next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Issuers will pay principal, premium, if any, and interest on Definitive Notes at the office of the Paying Agent. Such payment will be in such coin or currency of the then-member states of the EMU that have adopted the euro as their currency as at the time of payment is legal tender for payment of public and private debts.

Notwithstanding the foregoing, if the euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond the Issuers’ control (including the dissolution of the euro) or if the euro is no longer being used by the then-member states of the EMU that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, the Issuers and the Trustee and the Paying Agent shall be permitted, without the consent of any other Person, to amend the terms of the Indenture and the Notes to change the currency in which the obligations of the Issuers hereunder are payable in a manner consistent with then-prevailing market practice for similarly situated issuers.

(3) PAYING AGENT. Initially, Deutsche Bank AG, London Branch will act as Paying Agent. The Issuers may change any Paying Agent without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

(4) REGISTRAR. Initially, Deutsche Bank Trust Company Americas, as the Trustee, will act as Registrar. The Issuers may change any Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

(5) INDENTURE. The Issuers issued the Notes under the Indenture dated as of May 30, 2024 (the “Indenture”) among the Issuers, the Guarantors party thereto, the Trustee and Agents. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are joint and several secured senior obligations of the Issuers, secured by a perfected first-priority Lien (subject to Permitted Liens) on the Collateral (as defined in the Indenture). This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create or incur Liens and enter into sale and leaseback transactions. The Indenture also imposes limitations on the ability of each Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To Guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally Guaranteed the obligations of the Issuers under the Notes on a senior secured basis pursuant to the terms of the Indenture.

(6) OPTIONAL REDEMPTION. Except pursuant to Section 3.07 of the Indenture, the Notes will not be optionally redeemable by the Issuers; provided, however, the Issuers may acquire the Notes by means other than an optional redemption.

(7) MANDATORY REDEMPTION. The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(8) REDEMPTION FOR TAX REASONS. The Issuers may redeem the Notes for certain tax reasons pursuant to Section 3.09 of the Indenture.

(9) REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control Triggering Event occurs, unless the Issuers at such time have given notice of redemption pursuant to paragraph (a) or (b) of Section 3.07 or Section 3.09 of the Indenture with respect to all outstanding Notes, the Issuers will offer to repurchase all or any part (in a minimum principal amount of €100,000 and integral multiples of €1,000 in excess thereof) of each Holder’s Notes pursuant to an offer to repurchase on the terms set forth in the Indenture (the “Change of Control Offer”). In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of the Notes being repurchased plus accrued and unpaid interest on the Notes being repurchased, to, but excluding, the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, unless the Issuers at such time have given notice of redemption under the applicable provision of Section 3.07 or Section 3.09 of the Indenture with respect to all outstanding Notes, the Issuers will give prompt written notice to the Trustee and each Holder describing the transaction or transactions and ratings downgrade that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under Section 4.07 of the Indenture by virtue of such conflict.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not register the transfer of or exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the day the Issuers give notice of redemption of the Notes or makes a Change of Control Offer and ending at the close of business on the day notice of redemption is given or the Change of Control Offer is made.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Issuers and Holders of a majority in aggregate principal amount of the then-outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented as specified in the Indenture.

In addition, without the consent of holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions in the Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of the Indenture and the Security Documents) or change or alter the priority of the security interests in the Collateral.

(13) DEFAULTS AND REMEDIES. Subject to 6.02(b) of the Indenture, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to any Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.

(14) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Issuers at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Issuers deposit with the Trustee money in euros or Euro Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

(15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(16) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(17) AUTHENTICATION. This Note will not be valid until authenticated by the manual, electronic or facsimile signature of an authorized signatory of the Trustee or an authenticating agent.

(18) COLLATERAL. The Notes are secured by a security interest in the Collateral, subject to the terms of the Security Documents, the Intercreditor Agreement and any other applicable intercreditor agreement, subject to release or termination as provided in the Indenture and the Security Documents.

(19) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(20) COMMON CODE, ISIN AND OTHER IDENTIFYING NUMBERS. The Issuers have caused Common Code and ISIN numbers to be printed on the Notes, and the Trustee may use Common Code and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(21) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

(22) JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the Issuers and the Guarantors has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, the Indenture or the Note Guarantees.

(b) EACH OF THE PARTIES TO THE INDENTURE HAS IRREVOCABLY WAIVED ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Coty Inc.

350 Fifth Ave.

New York, New York 10018

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 of the Indenture, check the box below:

☐ Section 4.07

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

€

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS IN THE GLOBAL NOTE

[To be inserted for Rule 144A Global Note]

The following transfer or exchange of a part of this Rule 144A Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Rule 144A Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]

The following transfer or exchange of a part of this Regulation S Global Note for an interest in another Global Note or for a Definitive Note or of other Transfer Restricted Global Notes or Definitive Notes for an interest in this Regulation S Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Coty Inc.

HFC Prestige Products, Inc.

HFC Prestige International U.S. LLC

350 Fifth Ave.

New York, New York 10018

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attn: Transfer Department

Fax: (615) 866-3889

Telephone Assistance: (877) 843-9767

Re: 4.500% Senior Secured Notes due 2027

Reference is hereby made to the Indenture, dated as of May 30, 2024 (the “Indenture”), among Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), and HFC Prestige Products, Inc., a corporation duly organized and existing under the laws of the State of Connecticut, and HFC Prestige International U.S. LLC, a limited liability company duly formed and existing under the laws of the State of Delaware, as co-issuers (the “Co-Issuers,” and collectively with the Company, the “Issuers”), the Guarantors from time to time a party thereto, Deutsche Bank Trust Company Americas, as Trustee, Registrar and as Collateral Agent and Deutsche Bank AG, London Branch, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €___________ in such Note[s] or interests (the “Transfer”), to ___________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. __ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Transfer Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the 144A Global Note and/or the Transfer Restricted Definitive Note and in the Indenture and the Securities Act.

2. __ Check if Transferee will take delivery of a beneficial interest in a Transfer Restricted Regulation S Global Note or a Transfer Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Regulation S Global Note and/or the Transfer Restricted Definitive Note and in the Indenture and the Securities Act.

3. __ Check and complete if Transferee will take delivery of a beneficial interest in a Transfer Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Transfer Restricted Global Notes and Transfer Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) __ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) __ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) __ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

4. __ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) __ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Global Notes, on Transfer Restricted Definitive Notes and in the Indenture.

(b) __ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Global Notes, on Transfer Restricted Definitive Notes and in the Indenture.

(c) __ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Global Notes or Transfer Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) __ a beneficial interest in the:

(i) __ 144A Global Note (Common Code _________), or

(ii) __ Regulation S Global Note (Common Code _________); or

(b) __ a Transfer Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) __ a beneficial interest in the:

(i) __ 144A Global Note (Common Code _________), or

(ii) __ Regulation S Global Note (Common Code _________), or

(iii) __ Unrestricted Global Note (Common Code _________); or

(b) __ a Transfer Restricted Definitive Note; or

(c) __ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Coty Inc.

HFC Prestige Products, Inc.

HFC Prestige International U.S. LLC

350 Fifth Ave.

New York, New York 10018

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

Attention: Transfer Department

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Fax: 615-866-3889

Telephone Assistance (877) 843-9767

Re: 4.500% Senior Secured Notes due 2027

Reference is hereby made to the Indenture, dated as of May 30, 2024 (the “Indenture”), among Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), and HFC Prestige Products, Inc., a corporation duly organized and existing under the laws of the State of Connecticut, and HFC Prestige International U.S. LLC, a limited liability company duly formed and existing under the laws of the State of Delaware, as co-issuers (the “Co-Issuers,” and collectively with the Company, the “Issuers”), the Guarantors from time to time a party thereto, Deutsche Bank Trust Company Americas, as Trustee, Registrar and as Collateral Agent and Deutsche Bank AG, London Branch, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €____________ (ISIN ____________[; Common Code: ____________]) in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Transfer Restricted Definitive Notes or Beneficial Interests in a Transfer Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) __ Check if Exchange is from beneficial interest in a Transfer Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Transfer Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)   Check if Exchange is from beneficial interest in a Transfer Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Transfer Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Transfer Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)   Check if Exchange is from Transfer Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Transfer Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)   Check if Exchange is from Transfer Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Transfer Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Transfer Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Transfer Restricted Definitive Notes or Beneficial Interests in Transfer Restricted Global Notes for Transfer Restricted Definitive Notes or Beneficial Interests in Transfer Restricted Global Notes

(a)   Check if Exchange is from beneficial interest in a Transfer Restricted Global Note to Transfer Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Transfer Restricted Global Note for a Transfer Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Transfer Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Transfer Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Transfer Restricted Definitive Note and in the Indenture and the Securities Act.

(b)   Check if Exchange is from Transfer Restricted Definitive Note to beneficial interest in a Transfer Restricted Global Note. In connection with the Exchange of the Owner’s Transfer Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Transfer Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Transfer Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20___, among __________________ (the “New Guarantor”), a subsidiary of Coty Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), and HFC Prestige Products, Inc., a corporation duly organized and existing under the laws of the State of Connecticut, and HFC Prestige International U.S. LLC, a limited liability company duly formed and existing under the laws of the State of Delaware, as co-issuers (the “Co-Issuers,” and collectively with the Company, the “Issuers”) and Deutsche Bank Trust Company Americas, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 30, 2024 providing for the issuance of €500,000,000 aggregate principal amount of the Issuers’ 4.500% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

D-1

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 13.01 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. SUBMISSION TO JURISDICTION. THE PROVISIONS UNDER SECTION 13.08 OF THE INDENTURE IN RESPECT OF SUBMISSION TO JURISDICTION SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile or .pdf attachment to an email or by other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture, and may be used in lieu of original signature pages for all purposes.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of the New Guarantor or this Supplemental Indenture.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, 20___

COTY INC. HFC PRESTIGE INTERNATIONAL U.S. LLC HFC PRESTIGE PRODUCTS, INC.

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

D-3